=================================================================

                       AMENDED AND RESTATED CREDIT AGREEMENT
                           Dated as of July 26, 1996

                                      among


                           FAIRCHILD HOLDING CORP.
                              as U.S. Borrower

                                     KAYSEL
                           d/b/a/ Fairchild Finance Company
                                 as U.K. Borrower


                       THE INSTITUTIONS FROM TIME TO TIME
                               PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTY HERETO AS ISSUING BANKS

                               CITICORP USA, INC.
                            as Administrative Agent


                                       and

                                NATIONSBANK, N.A.
                             as Documentation Agent



=================================================================
ARTICLE I
DEFINITIONS
1.01.  Certain Defined
  2
1.02.  Computation of Time Periods
 35
1.03.  Accounting Terms
 35
1.04.  Other Terms
 36
1.05.  Dollar Equivalents
 36

ARTICLE II
AMOUNTS AND TERMS OF LOANS

2.01 Revolving Credit Facilities
  37
2.02.  General Terms
  38
2.03.  Authorized Officers and Administrative Agents On
  41
2.04.  Use of Proceeds of Loans
  42



ARTICLE III   LETTERS OF CREDIT3.01.  Letters of Credit
  43
3.02.  Transitional Provisions
  50
3.03.  Obligations Several
  50

ARTICLE IV PAYMENTS AND PREPAYMENTS 4.01 Prepayments; Reductions in
Commitments.51
4.02.  Payments
  53
4.03.  Promise to Repay; Evidence of Indebtedness
  57
4.04.  Proceeds of Collateral; Concentration Account
       Arrangements
  58
4.05.  Cash Collateral Account
  60
4.06.  Post-Default Withdrawals from the Concentration
       Account and Cash Collateral Account
  61

                                    ARTICLE V
INTEREST AND FEES 5.01. Interest on the Loans and other Obligations
  63
5.02.  Special Provisions Governing Eurocurrency Rate Loans
  65
5.03.  Fees
  68

ARTICLE VI CONDITIONS TO LOANS AND LETTERS OF CREDIT 6.01. Conditions Precedent to the Initial Loans and Letters of Credit
  70
6.02.  Conditions Precedent to All Loans and Letters of Credit
  72
6.03.  Conditions Precedent to Initial U.K. Borrower Loans
  73
                                 ARTICLE VII
REPRESENTATIONS AND WARRANTIES 7.01
Representations and Warranties of the Borrowers
  75

                       ARTICLE VIII REPORTING COVENANTS

8.01.  Financial Statements; Communications with Accountants
  85
8.02.  Events of Default
  87
8.03.  Lawsuits.
  88
8.04.  Declaration of Dividends and Other Distributions; Intercompany
Loans 88
8.05.  TFC/RHI Liquidity
  89
8.06.  Environmental Notices
  89
8.07.  Other Reports
  90
8.08.  Other Information
  90
8.09.  Borrowing Base Certificates
  90

                       ARTICLE IX AFFIRMATIVE COVENANTS

9.01.  Corporate Existence, Etc
  91
9.02.  Corporate Powers; Conduct of Business
  91
9.03.  Compliance with Laws, Etc
  91
9.04.  Payment of Taxes and Claims; Tax Consolidation
  91
9.05.  Insurance
  92
9.06.  Inspection of Property; Books and Records; Discussions
  92
9.07.  Insurance and Condemnation Proceeds
  93
9.08.  ERISA Compliance
  94
9.09.  Foreign Employee Benefit Plan Compliance
  94
9.10.  Collection Accounts
  94
9.11.  Maintenance of Property
  94
9.12.  Condemnation
  94
9.13.  Tax Allocation Agreement
  94
9.14.  Performance of Material Contracts
  95
9.15.  Further Assurances
  95

                            ARTICLE X NEGATIVE COVENANTS

10.01.  Indebtedness
  96
10.02.  Sales of Assets
  98
10.03.  Liens
  98
10.04.  Investments
  99
10.05.  Accommodation Obligations
 100
10.06.  Restricted Junior Payments
 101
10.07.  Conduct of Business; Accounting and Reporting Practices
 102
10.08.  Transactions with Shareholders and Affiliates
 102
10.09.  Restriction on Fundamental Changes
 103
10.10.  Sales and Leasebacks
 103
10.11.  Margin Regulations; Securities Laws
 103
10.12.  ERISA104
10.13.  Issuance of Equity Securities
 105
10.14.  Organizational Documents; Material Contractual Obligations
 105
10.15.  Bank Accounts
 105
10.16.  Fiscal Year, Fiscal Months
 105

                    ARTICLE XI FINANCIAL COVENANTS

11.01.  Interest Coverage Ratio
 106
11.02.  Fixed Charge Coverage Ratio
 106
11.03.  Capital Expenditures
 106
11.04.  Minimum Net Worth
 106

             ARTICLE XII EVENTS OF DEFAULT; RIGHTS AND REMEDIES

12.01.  Events of Default
 107
12.02.  Rights and Remedies
 111


ARTICLE XIII THE ADMINISTRATIVE AGENT AND EUROPEAN AGENT 13.01 Appointment
114
13.02.  Nature of Duties
 114
13.03.  Rights, Exculpation, Etc
 115
13.04.  Reliance
 116
13.05.  Indemnification
 116
13.06.  Citicorp Individually
 117
13.07.  Successor Administrative and European Agents
 117
13.08.  Relations Among Lenders
 118
13.09.  Concerning the Collateral and the Loan Documents
 118
13.10.  Documentation Agent
 120

ARTICLE XIV YIELD PROTECTION 14.01  Taxes
 121
14.02.  Increased Capital
 123
14.03.  Changes; Legal Restrictions
 124
14.04.  Illegality
 125
14.05.  Compensation
 125
14.06.  Limitation on Additional Amounts Payable by the U.S. Borrower
 126
14.07.  Change in Lending Office
 126
14.08.  Judgment Currency
 127

ARTICLE XV MISCELLANEOUS 15.01.  Assignments and Participations
 128
15.02.  Expenses
 130
15.03.  Indemnity
 132
15.04.  Change in Accounting Principles
 133
15.05.  Setoff
 133
15.06.  Ratable Sharing
 134
15.07.  Amendments and Waivers
 135
15.08.  Notices
 137
15.09.  Survival of Warranties and Agreements
 137
15.10.  Failure or Indulgence Not Waiver; Remedies Cumulative
 138
15.11.  Marshalling; Payments Set Aside
 138
15.12.  Severability
 138
15.13.  Headings
 138
15.14.  Governing Law
 138
15.15.  Limitation of Liability
 138
15.16.  Successors and Assigns
 139
15.17.  Certain Consents and Waivers of the Borrowers
 139
15.18.  Counterparts; Effectiveness; Inconsistencies
 140
15.19.  Limitation on Agreements
 141
15.20.  Confidentiality
 141
15.21.  Entire Agreement
 141
15.22.  Advice of Counsel
 141

                         AMENDED AND RESTATED CREDIT AGREEMENT


     This Amended and Restated Credit Agreement dated as of July 26, 1996 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among Fairchild Holding Corp., a Delaware corporation ("FHC"), Kaysel, a private unlimited liability company formed under the laws of The Republic of Ireland d/b/a Fairchild Finance Company, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, and Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Administrative Agent").


                                 W I T N E S S E T H:

     WHEREAS, FHC entered into that certain Credit Agreement dated as of March 13, 1996 with certain financial institutions as "Lenders" and "Issuing Banks" and Citicorp in the capacity as agent for such "Lenders" and "Issuing Banks" (the "Original Credit Agreement") pursuant to which certain loans have heretofore been made to FHC and certain letters of credit have heretofore been issued for the account of FHC and certain of its Subsidiaries;

     WHEREAS, FHC intends to repay in full the loans made under the Original Credit Agreement on July 29, 1996 and has requested that the Original Credit Agreement be amended to, among other things, extend the "Revolving Credit Termination Date" thereunder, provide for additional loans to be made to FHC and to its Wholly-Owned Subsidiary, Kaysel, d/b/a Fairchild Finance Company, and permit the aforesaid letters of credit issued under the Original Credit Agreement to remain outstanding;

WHEREAS, in view of the foregoing, certain of the "Lenders" and "Issuing Banks" under the Original Credit Agreement have agreed to enter into this Agreement in order to (i) restate and amend the terms and provisions of the Original Credit Agreement in their entirety and (ii) set forth the terms and conditions under which the Lenders will hereafter extend Loans and the Issuing Banks will continue letters of credit issued under the Original Credit Agreement and hereafter issue Letters of Credit to or for the benefit of the U.S. Borrower and its Subsidiaries;

       NOW, THEREFORE, the parties hereto hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

     1.01. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     "Accommodation Obligation" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, put options, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the Indebtedness, obligation or liability so guaranteed or otherwise supported; provided, that (i) if the liability of the Person extending such guaranty or support is limited with respect thereto to an amount less than the Indebtedness, obligation or liability guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in conformity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation or liability is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the obligation or liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

     "Administrative Agent" means Citicorp and each successor
Administrative Agent appointed pursuant to the terms of Article XIII of this Agreement.

     "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

     "Agreement" is defined in the preamble hereto.

     "Applicable Lending Office" means, with respect to a particular Lender, its Eurocurrency Lending Office in respect of provisions relating to Eurocurrency Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

     "Appraised Value" means the orderly liquidation value determined by the appraisers identified on Schedule 1.01.1 attached hereto and made a part hereof in the appraisals identified on such Schedule.

     "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 15.01.

    "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute.

     "Base Eurocurrency Rate" means, with respect to any Eurocurrency Interest Period applicable to a Borrowing of Eurocurrency Rate Loans, an interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum specified by notice to the Administrative Agent by Citibank as the rate per annum at which deposits in Dollars or DM, as applicable, are offered by the principal office of Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurocurrency Interest Rate Determination Date for such Eurocurrency Interest Period for a period equal to such Eurocurrency Interest Period and in an amount substantially equal to the amount of the Eurocurrency Rate Loan to be outstanding to Citicorp for such Eurocurrency Interest Period.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to (i) the highest of:

     (a) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

     (b)  the sum of (1) one-half of one percent (0.50%) per annum plus
(2) the Federal Funds Rate in effect from time to time during such period.

with respect to U.S. Borrower Loans and (ii) the rate of interest announced publicly by Citibank London in London, England from time to time, as Citibank London's base rate, with respect to U.K. Borrower Loans denominated in Dollars.

     "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 5.01(a); provided, however, no Loan denominated in DM shall be a Base Rate Loan.

     "Base Rate Margin" means (i) with respect to Obligations of the U.S. Borrower, a rate equal to one and one-half of one percent (1.50%) per annum and (ii) with respect to Obligations of the U.K. Borrower, a rate equal to two and one-half percent (2.50%) per annum.

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrowers" means, collectively, the U.K. Borrower and U.S. Borrower, and, individually, either the U.K. Borrower or the U.S. Borrower.

     "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day and, in the case of Eurocurrency Rate Loans, having the same Eurocurrency Interest Period.

     "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit B attached hereto and made a part hereof, setting forth, as of the end of each Fiscal month, Eligible U.S. Receivables, Eligible Inventory, the Appraised Value of Equipment and Real Property, Eligible U.K. Receivables, the respective advance percentages with respect to each of the foregoing, and the calculation of the resultant U.S. Borrowing Base and U.K. Borrowing Base, in each instance, as of the date of such certificate.

     "Business Activity Report" means (A) a Notice of Business Activities Report from the State of New Jersey Division of Taxation or (B) a
Minnesota Business Activity Report from the Minnesota Department of
Revenue.

     "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York or Chicago, Illinois and (ii) in the case of Eurocurrency Rate Loans and U.K. Borrower Loans, in London, England and
(iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

     "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the U.S. Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in the consolidated balance sheet of the U.S. Borrower and its Subsidiaries; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, that portion of Capital Leases which is capitalized on the consolidated balance sheet of the U.S. Borrower and its Subsidiaries and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or other recoveries received on account of the loss of or damage to the Property being replaced or restored or from condemnation awards arising from the taking by condemnation or eminent domain of such Property being replaced.

     "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Capitalization Date" means the date on which the U.S. Borrower becomes the owner of ninety-nine percent (99%) of the Capital Stock of the U.K. Borrower, which date shall be confirmed to the Administrative Agent, in writing, within three (3) Business Days after the date on which such event occurs.

     "Cash" means money, currency or a credit balance in a Deposit
Account.

     "Cash Collateral" means cash or Cash Equivalents held by the Administrative Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

     "Cash Collateral Account" means an interest bearing account at Citibank's offices in New York, New York designated by the Administrative Agent into which Cash Collateral shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent, provided that all amounts deposited therein shall be held by the Administrative Agent for the benefit of the Holders and shall be subject to the terms of Sections 4.05 and 4.06.
     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition thereof, have the highest rating obtainable from either Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. (or if not then rating such obligations, from such other nationally recognized rating services as are reasonably acceptable to the Administrative Agent); (iii) commercial paper which, at the time of acquisition thereof, has the highest rating obtainable from either S & P or Moody's Investors Service, Inc. (or if not then rating such obligations, from such other nationally recognized rating services as are reasonably acceptable to the Administrative Agent); (iv) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any Lender or any commercial bank organized under the laws of the United States, any state thereof, or the District of Columbia and having a combined capital and surplus in excess of $250,000,000, which, at the time of acquisition, are rated A-1 (or better) by S & P or P-1 (or better) by Moody's Investors Services, Inc.; and (v) any agreement involving U.S. Government securities, certificates of deposit or "eligible" bankers' acceptances which provides for the transfer of such securities against payment in funds and which contains an agreement by the seller to repurchase the securities at a specified date not more than ninety (90) days after the date of such agreement; provided, that the maturities of such Cash Equivalents shall not exceed ninety (90) days.

     "Cash Interest Expense" means, for any period, total interest expense of the U.S. Borrower and its Subsidiaries, whether paid or accrued, but without duplication, (including, without limitation, the interest component of Capital Leases, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net of the difference between payments received by the Borrowers on all Hedge Agreements and payments made by the Borrowers on all Hedge Agreements other than the initial payments made to enter into such Hedge Agreements; and excluding, interest expense not payable in cash (including amortization of discount) and legal, commitment and closing fees and expenses and other non-recurring fees and expenses and transaction costs payable in cash, including, without limitation, underwriting commissions and discounts, incurred in connection with the execution and delivery of this Agreement and the transactions contemplated hereby), which is payable in cash, all as determined in conformity with GAAP. For the Fiscal Quarters ending September 29, 1996, December 29, 1996, and March 30, 1997, Cash Interest Expense shall be calculated using annualized amounts paid or accrued to date.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

     "Change of Control" means any of (i) fifty percent (50%) (on a fully diluted basis) of the voting power of the voting Capital Stock of RHI ceasing to be owned and controlled by Jeffrey J. Steiner and his "associates" (as defined in the Securities Exchange Act) without fifty percent (50%) (on a fully diluted basis) of the voting power of the voting Capital Stock of TFC continuing to be owned and controlled by Jeffrey J. Steiner and his "associates" or (ii) one hundred percent (100%) of the Capital Stock of the U.S. Borrower ceasing to be owned and controlled by RHI or, if fifty percent (50%) (on a fully diluted basis) of the voting power of the voting Capital Stock of RHI ceases to be owned and controlled by Jeffrey J. Steiner and his "associates", by TFC, or (iii) ninety-nine percent (99%) of the Capital Stock of the U.K. Borrower ceasing to be owned and controlled by the U.S. Borrower after the Capitalization Date.

     "Citibank" means Citibank, N.A., a national banking association.

     "Citicorp" is defined in the preamble of this Agreement.

     "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

     "Closing Date" means July 26, 1996.

     "Collateral" means all Property and interests in Property now owned or hereafter acquired by the U.S. Borrower or any of its Subsidiaries upon which a Lien is granted under any of the Loan Documents.

     "Collection Account" means each lock-box and blocked depository account maintained by a Borrower or any Guarantor subject to a Collection Account Agreement for the collection of Receivables and other proceeds of Collateral.

     "Collection Account Agreement" means a written agreement, substantially in the form attached hereto as Exhibit C or Exhibit D with such modifications as the Administrative Agent, from time to time, deems acceptable, among a Borrower or a Guarantor, the Administrative Agent, and, as applicable, each of the banks at which a Borrower or Guarantor maintains a Collection Account.

     "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of the U.S. Borrower or for the account of any of the U.S. Borrower's Domestic Subsidiaries if the U.S. Borrower is jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the U.S. Borrower or such Domestic Subsidiary in the ordinary course of its business.

     "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "Commitment" means, with respect to any Lender at the time of determination thereof, the amount of such Lender's U.S. Loan Commitment or U.K. Loan Commitment; and "Commitments" means the aggregate amount of all U.S. Loan Commitments and U.K. Loan Commitments.

     "Commitment Fee" is defined in Section 5.03(c).

     "Compliance Certificate" is defined in Section 8.01(d).

     "Concentration Account" means the depository account maintained at Citibank in New York, New York, Citibank London in London, England, or such other financial institution designated for such purpose by the Administrative Agent into which collections of Receivables of the U.S. Borrower and its Domestic Subsidiaries or the European Subsidiary Borrowers, other proceeds of Collateral and other amounts are transferred pursuant to the terms of the Collection Account Agreements or otherwise as described in Section 4.04.

     "Consolidated Loan Availability" means, at any time of determination thereof, the lesser of (i) the sum of (a) the U.K. Borrowing Base at such time plus (b) the U.S. Borrowing Base at such time minus the sum of (c) the U.S. Revolving Credit Obligations at such time plus (d) the outstanding balance of the U.K. Borrower Loans at such time or (ii) the EBITDA Borrowing Base at such time minus the sum of (a) the U.S. Revolving Credit Obligations at such time plus (b) the outstanding balance of the U.K. Borrower Loans at such time.

    "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), lead paint, or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

     "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Cure Loans" is defined in Section 4.02(f)(iii).


     "Customary Permitted Liens" means

     (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of a Borrower's or any of its Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $500,000; and

    (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of a Borrower or any of its Subsidiaries.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

      "Designated Prepayment" means each mandatory prepayment required by clauses (i), (ii), and (iii) of Section 4.01(b).

     "DM" means the lawful money of the Federal Republic of Germany.

     "DM Subfacility" means an amount equal to fifty percent (50%) of the Dollar equivalent of the U.K. Loan Commitments as in effect from time to time.

     "Documentation Agent" means NationsBank, N.A.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "Dollars" and "$" mean the lawful money of the United States.

     "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the U.S. Borrower and the Administrative Agent.

     "Domestic Subsidiaries" means those Subsidiaries of the U.S. Borrower identified on Schedule 1.01.2 attached hereto and made a part hereof.

     "EBITDA" means, for any period, the amount calculated, without duplication, for such period as the sum of the Operating Units' Operating Profit and Equity Income/Minority Interest plus (to the extent deducted in the determination of such Operating Profit and Equity Income/Minority Interest) (i) depreciation expense, (ii) amortization expense, (iii) other non-recurring non-cash charges and expenses not requiring the use of Cash,
(iv) losses arising other than in the ordinary course of business of the Operating Units which have been included in the determination of such Operating Profit and Equity Income/Minority Interest, and (v) increases in the LIFO reserve, minus (to the extent included in the determination of such Operating Profit and Equity Income/Minority Interest) (a) gains arising other than in the ordinary course of business of the Operating Units, (b) decreases in the LIFO reserve, and (c) other non-recurring credits and income not generating Cash.

     "EBITDA Borrowing Base" means, as of any date of determination, an amount equal to the EBITDA for the then most recent four fiscal quarters of the U.S. Borrower multiplied by two (2); provided, however, (i) for the period ending on June 30, 1996, EBITDA shall be deemed to equal $14,000,000 until the date on which the report of the U.S. Borrower's independent certified public accountants described in Section 8.01(c) for such Fiscal Year is delivered to the Administrative Agent and (ii) EBITDA for each fiscal quarter of the Fiscal Year ending June 30, 1996 shall be deemed to equal one-fourth (1/4) of $14,000,000 until the date on which the report of the U.S. Borrower's independent certified public accountants described in Section 8.01(c) for such Fiscal Year is delivered to the Administrative Agent and one-fourth (1/4) of the EBITDA calculated based on such report thereafter.

     "Effective Date" means July 29, 1996.

     "11 7/8% Senior Subordinated Debenture Indenture" means the Indenture between Rexnord Acquisition Corp. and Irving Trust Company, as trustee, dated as of March 2, 1987, pursuant to which Senior Subordinated Debentures in the aggregate original principal amount of $126,000,000 were issued, as supplemented by the First Supplemental Indenture dated as of July 1, 1987 between Rexnord Corporation and Irving Trust Company, as trustee, and the Second Supplemental Indenture dated as of August 16, 1988, between RHI and Irving Trust Company, as trustee.

     "Eligible Receivables" means, collectively, the U.K. Eligible Receivables and the U.S. Eligible Receivables.

     "Eligibility Reserves" means, as of three (3) Business Days after the date of written notice of any determination thereof to the U.S. Borrower by the Administrative Agent, such amounts as the Administrative Agent, in the exercise of its reasonable credit judgment, may from time to time establish against the gross amounts of Eligible Receivables and Eligible Inventory to reflect material changes in risks or contingencies arising after the Effective Date which may affect such items.

      "Eligible Assignee" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank having total assets in excess of $2,500,000,000;
(iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000; provided, however, that no assignee shall be an "Eligible Assignee" unless it has or obtains concurrently with its becoming a Lender a U.S. Loan Commitment. In no event shall any Person which is a resident of The Republic of Ireland or incorporated or licensed under the laws of The Republic of Ireland be an "Eligible Assignee".

     "Eligible Inventory" means, as of the date of determination therefor, all Inventory of the U.S. Borrower and the Domestic Subsidiaries which are Guarantors which, when scheduled to the Administrative Agent and at all times thereafter, does not consist of:

     (i) work-in-process unless specifically approved by the Administrative Agent; or

     (ii) obsolete goods or goods otherwise not currently saleable in the ordinary course of such Person's business; or

     (iii) damaged or rejected goods; or

     (iv) goods not located at one of such Person's manufacturing, warehouse or distribution facilities located within the United States and set forth on Schedule 1.01.3 attached hereto and made a part hereof; or

     (v) goods in transit; or

     (vi) packaging materials, labels, name plates or supplies; or

     (vii) returned goods; or

     (viii) goods held on consignment or any similar arrangement, including, without limitation, goods held by such Person but owned by a customer of such Person; or

     (ix) goods (a) with respect to which the Administrative Agent does not have a perfected security interest senior in priority to any other,
(b) which are subject to a Lien in favor of a landlord or bailee, or (c) which are subject to a Lien which is not permitted under Section 10.03; or

     (x) goods located on premises which are not owned by the U.S. Borrower and with respect to which the Administrative Agent has not received, as appropriate in the circumstances, a landlord's waiver, bailee agreement, or consignee agreement in form and substance satisfactory to the Administrative Agent.

     "Eligible U.K. Receivables" means each Receivable of the European Subsidiary Borrowers which is pledged or assigned by way of security to the Administrative Agent and, when scheduled to the Administrative Agent and at all times thereafter, is not of any of the types set forth on
Schedule 1.01.4 attached hereto and made a part hereof.

     "Eligible U.S. Receivables" means each Receivable of the U.S. Borrower and the Domestic Subsidiaries which are Guarantors which, when scheduled to the Administrative Agent and at all times thereafter, is not of any of the types set forth on Schedule 1.01.5 attached hereto and made a part hereof.

     "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, OSHA, and public health codes, each as from time to time in effect.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to any Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the U.S. Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the U.S. Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the U.S. Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "ERISA Event" means (i) the occurrence with respect to a Plan of a Reportable Event, (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (iii) the cessation of operations at a facility of the U.S. Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (iv) the withdrawal by the U.S. Borrower or an ERISA Affiliate from a Multiemployer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (v) the conditions set forth in
Section 302(f)(1)(A) and (B) of ERISA to the creation of a Lien upon Property or rights to Property of the U.S. Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "Eurocurrency Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or "Eurocurrency Affiliate" on the signature pages of the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the U.S. Borrower and the Administrative Agent.

     "Eurocurrency Interest Payment Date" means, with respect to any Eurocurrency Rate Loan, the last day of each Eurocurrency Interest Period applicable to such Loan.

     "Eurocurrency Interest Period" is defined in Section 5.02(b).

     "Eurocurrency Interest Rate Determination Date" is defined in Section 5.02(c).

     "Eurocurrency Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or "Eurocurrency Lending Office" on the signature pages of the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such office or offices of such Lender as it may from time to time specify by written notice to the U.S. Borrower and the Administrative Agent.

     "Eurocurrency Rate" means, with respect to any Eurocurrency Interest Period applicable to a Eurocurrency Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurocurrency Rate applicable to that Eurocurrency Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage in effect on the relevant Eurocurrency Interest Rate Determination Date.

     "Eurocurrency Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to a Eurocurrency Rate and the Eurocurrency Rate Margin as provided in Section 5.01(a).

     "Eurocurrency Rate Margin" means (i) with respect to Obligations of the U.S. Borrower, a rate equal to two and three-quarters percent (2.75%) per annum and (ii) with respect to Obligations of the U.K. Borrower, a rate equal to two and one-half percent (2.50%) per annum.

     "Eurodollar Rate Reserve Percentage" means, for any Lender for the Eurocurrency Interest Period for any Eurocurrency Rate Loan denominated in Dollars, the reserve percentage which is applicable three (3) Business Days before the first day of such Eurocurrency Interest Period under the regulations issued from time to time by the Federal Reserve Board for determining the actual reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding Five Billion Dollars ($5,000,000,000) with respect to liabilities or assets consisting of or including "Eurocurrency Liabili-ties" (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined) having a term equal to such Eurocurrency Interest Period.

     "European Administrator" means Citicorp Finance Ireland Limited.

     "European Agent" means Citibank London.

     "European Subsidiary Borrower" means any of the Persons identified as such on Schedule 1.01.6 attached hereto and made a part hereof.

     "Event of Default" means any of the occurrences set forth in Section
12.01 after the expiration of any applicable grace period, as expressly provided in Section 12.01.

     "Exchange Rate" means, in relation to the purchase of one currency (for the purposes of this definition the "first currency") with another currency (for the purposes of this definition the "second currency") on a given date, Citibank's spot rate of exchange for the amount in question in the London interbank market at 11:00 a.m. (London time) on such date for the purchase of the first currency with the second currency, for delivery three (3) Business Days later.

     "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $3,000,000, as determined (a) in good faith by the Board of Directors of the U.S. Borrower or (b) in an appraisal of such asset, provided that for purposes of Section 10.02, such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "Fee Letter" means that certain fee letter addressed to Citicorp USA, Inc. from the U.S. Borrower dated July 29, 1996.

     "FII" means Fairchild Industries, Inc., a Delaware corporation.

     "Financial Statements" means (i) statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as TFC, RHI, either Borrower and Subsidiaries of either Borrower shall routinely and regularly prepare, and (iii) such other financial statements as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify.

     "Fiscal Month" means each of the month periods ending on the dates set forth on Schedule 1.01.7 attached hereto and made a part hereof.

     "Fiscal Year" means the fiscal year of the U.S. Borrower and its Subsidiaries for accounting and tax purposes, which shall be the 12-month period ending on June 30 of each calendar year.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made in such period to
(ii) the sum of (a) Cash Interest Expense for such period plus (b) the amount paid by the U.S. Borrower in dividends (other than the dividend described in Section 10.06(b)(i)) in such period plus (c) the aggregate amount of loans made by the U.S. Borrower and its Subsidiaries to RHI during such period minus the aggregate amount of payments made on such loans during such period.

     "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of a Borrower, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

     "Foreign Pension Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of a Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "Fronting Fee" is defined in Section 5.03(b).

     "Funding Date" means, with respect to any Loan, the date of funding of such Loan.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

     "General Intangibles" means, with respect to any Person, all of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible Property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures,
(viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to property, (x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements,
(xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) letters of credit, guarantees, Liens, security interests and other security held by or granted to such Person, (xvi) uncertificated securities and (xvii) investment securities.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" means each of the Subsidiaries of the U.S. Borrower identified on Schedule 1.01.8 attached hereto and made a part hereof and any other Person executing and delivering a guaranty of payment and performance of all or any portion of the Obligations.

     "Hedge Agreement" means any agreement, including, without limitation, interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, and other similar agreement, evidencing an agreement or arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates or conversion rates for conversion of foreign currencies to Dollars.

     "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Lender and each Issuing Bank.

     "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt Securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations or (vii) under warranties and indemnities;
(b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabil-ities of such Person in respect of interest rate contracts, Hedge Agreements and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemp-tion; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

     "Indemnified Matters" is defined in Section 15.03.

     "Indemnitees" is defined in Section 15.03.

     "Interest Coverage Ratio" means, for any period, the ratio of (i) EBITDA for such period to (ii) Cash Interest Expense for such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

     "Inventory" means, with respect to any Person, all of such Person's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in clauses (i) through (iii) above, (v) goods in which such Person has a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

     "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and all Indebtedness to such Person which is not a current asset. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Issuing Banks" means Citibank and each Lender designated as an "Issuing Bank" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender and each other Lender approved by the Administrative Agent and the U.S. Borrower who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 3.01.

     "Lender" means, as of the Closing Date, each financial institution a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

     "Letter of Credit Fee" is defined in Section 5.03(b).

     "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate Dollar equivalent of the undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate Dollar equivalent of the face amount of all Letters of Credit requested by the U.S. Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied by the designated Issuing Bank as referenced in Section 3.01(c)(i)).

     "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the U.S. Borrower and as are not materially adverse (in the judgment of the Issuing Bank and Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

     "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), deed of charge, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "Loan Account" is defined in Section 4.03(b).

     "Loan Documents" means this Agreement, the Notes, Hedge Agreements to which any Lender or any Affiliate of a Lender is a party, foreign exchange contracts to which any Lender or any Affiliate of a Lender is a party, and all other instruments, agreements and written Contractual Obligations between the Borrowers (or either of them) or any Subsidiary of a Borrower and any of the Administrative Agent, any Lender or any Issuing Bank delivered to either the Administrative Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

     "Loans" means all U.S. Borrower Loans and U.K. Borrower Loans, whether Base Rate Loans or Eurocurrency Rate Loans.

     "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

     "Material Adverse Effect" means a material adverse effect upon (i) the financial condition, operations, assets or prospects of the Borrowers and their Subsidiaries on a consolidated basis, (ii) the ability of a Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents, (iii) the ability of the Lenders, the Issuing Banks, or the Administrative Agent to enforce any of the Loan Documents, or (iv) ability of the Lenders, the European Administrator, the Administrative Agent or the U.K. Borrower to enforce any of the U.K. Loan Documents.

     "MIS" means computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).

     "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA (other than a Foreign Employee Benefit Plan) which (i) is, or within the immediately preceding six (6) years was, contributed to by either a Borrower or any ERISA Affiliate or in respect of which a Borrower or any ERISA Affiliate has assumed any liability and
(ii) is not a Foreign Employee Benefit Plan.

     "Net Cash Proceeds of Issuance of Equity Securities" means (i) net cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by a Borrower or any of its Subsidiaries at any time after the Effective Date on account of the issuance of equity Securities of a Borrower or any of its Subsidiaries (other than (a) Capital Stock of a Subsidiary issued to a Borrower or to a Subsidiary of a Borrower and (b) Capital Stock issued to effect the transfer of the Technologies Minority Interest) and (ii) proceeds received by a Borrower at any time after the Effective Date as a contribution to its capital on account of the issuance of equity Securities of such Borrower.

     "Net Cash Proceeds of Issuance of Indebtedness" means Indebtedness (other than Indebtedness permitted under Section 10.01) of a Borrower or any of its Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto.

     "Net Cash Proceeds of Sale" means (i) proceeds received by a Borrower or any of its Subsidiaries in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales permitted under clauses (b) through (e) of
Section 10.02, net of (A) the costs of sale, assignment or other disposi-tion, (B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by
Section 10.03 on the asset disposed of, whether such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) to the extent provided in Section 9.07(b), proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain.

     "Net Income" means, for any period, the net income (or loss) after taxes of the Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

     "Non Pro Rata Loan" is defined in Section 4.02(f).

     "Note" means a promissory note in the form attached hereto as Exhibit E payable to a Lender, evidencing certain of the Obligations of a Borrower to such Lender and executed by a Borrower as required by Section 4.03(a), as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor; "Notes" means, collectively, all of such Notes outstanding at any given time.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit F attached hereto and made a part hereof.

     "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit G attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.01(c).

     "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers, individually or collectively, to the Administrative Agent, any Lender, any Issuing Bank, any Affiliate of the Administrative Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 15.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange contract, Hedge Agreement or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.
The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrowers, or either of them, under this Agreement or any other Loan Document.

     "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman or vice-chairman of its board of directors (if an officer of such corporation) or its presi-dent, any of its vice presidents, or its treasurer.

     "Operating Profit and Equity Income/Minority Interest" means an amount equal to total sales minus cost of sales minus total operating expenses and includes other (income)/expense, investment (income)/expense, goodwill amortization, equity (in earnings)/loss, and minority interest (income)/loss.

     "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

     "Operating Units" means, collectively, those segments of the U.S. Borrower's business known as (i) Fairchild Fasteners Worldwide, (ii) Camloc (UK) Gas Spring Division, and (iii) Fairchild Technologies and Related U.S. Operations; and each of the foregoing is an "Operating Unit".

     "Organizational Documents" means, with respect to any corporation, limited liability company, unlimited liability company, or partnership
(i) the articles/certificate of incorporation or articles of association (or the equivalent organizational documents) of such corporation, limited liability company, or unlimited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company, unlimited liability company, or partnership, and
(iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's, unlimited liability company's or partnership's equity or ownership interests.

     "Original Credit Agreement" is defined in the premises.

     "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law.

     "Permitted Dispositions" means the sale, lease, transfer or other disposition of the operations and/or assets and/or Investments identified on Schedule 1.01.9 attached hereto and made a part hereof.

     "Permitted Equity Securities Options" means the subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities identified on
Schedule 1.01.10 attached hereto and made a part hereof.

     "Permitted Existing Accommodation Obligations" means those Accommo-dation Obligations of the Subsidiaries of the U.S. Borrower identified on
Schedule 1.01.11 attached hereto and made a part hereof.

     "Permitted Existing Indebtedness" means the Indebtedness of the U.S. Borrower and its Subsidiaries identified on Schedule 1.01.12 attached hereto and made a part hereof.

     "Permitted Existing Investments" means those Investments identified as such on Schedule 1.01.13 attached hereto and made a part hereof.

     "Permitted Existing Liens" means the Liens on assets of the Subsidiaries of the U.S. Borrower identified on Schedule 1.01.14 attached hereto and made a part hereof.

     "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Foreign Employee Benefit Plan) (i) in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or a Borrower or any ERISA Affiliate has assumed any liability and (ii) which is not a Foreign Employee Benefit Plan.

     "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Process Agent" is defined in Section 15.17(a)(i).

     "Pro Forma" means the unaudited pro forma opening balance sheet of U.S. Borrower and its Subsidiaries attached hereto as Exhibit H, prepared in accordance with GAAP, dated the Closing Date, and giving effect to the extensions of credit contemplated hereby.

     "Projections" means the financial projections (including, without limitation, capital expenditure budget) and assumptions prepared by the U.S. Borrower dated the Closing Date and attached hereto as Exhibit I.

     "Property" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by a Borrower or any Subsidiary of a Borrower, as applicable, (including any surface water thereon, and soil and groundwater thereunder).

     "Proposal Letter" means that certain letter addressed to the U.S. Borrower from Citicorp Securities, Inc. dated June 12, 1996 and accepted by the U.S. Borrower on June 12, 1996.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's U.S. Loan Commitments plus such Lender's U.K. Loan Commitments (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Commitments (notwithstanding the termination of any such Commitments).

     "Protective Advance" is defined in Section 13.09(a).

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

     "Real Property" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

     "Receivables" means, with respect to any Person, all of such Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance, (iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

     "Register" is defined in Section 15.01(c).

     "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

     "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

     "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

     "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

     "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

     "Reimbursement Date" is defined in Section 3.01(d)(i)(A).

     "Reimbursement Obligations" means the aggregate Dollar equivalent of the non-contingent reimbursement or repayment obligations of the U.S. Borrower with respect to amounts drawn under Letters of Credit.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

     "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Replacement Proceeds" means the amount of (i) proceeds of insurance paid on account of the loss of or damage to any Property and awards of compensation for Property taken by condemnation or eminent domain to the extent actually used to replace, rebuild or restore the Property so lost, damaged or taken, provided that U.S. Borrower shall have delivered written notice to the Administrative Agent that it or its applicable Subsidiary intends to so replace, rebuild or restore such Property within 90 days after the Administrative Agent's receipt of the proceeds of such insurance payment or condemnation award if such proceeds exceed $500,000 and (ii) insurance paid on account of a business interruption occurrence to the extent actually used in the restoration or conduct of the business interrupted.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA and the regulations promulgated thereunder as in effect from time to time other than an event for which the thirty (30) day notice requirement has been waived by the PBGC.

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

     "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by a Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than fifty-one percent (51%).

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of a Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of a Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness for borrowed money other than the Obligations and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock or other equity Securities of a Borrower or any of its Subsidiaries now or hereafter outstanding.

     "Revolving Credit Termination Date" means the earliest to occur of
(i) July 28, 2000 (or, if not a Business Day, the next preceding Business
Day), (ii) the date of termination of the Commitments pursuant to the terms of this Agreement, and (iii) the date of acceleration of the Obligations pursuant to Section 12.02.

     "RHI" means RHI Holdings, Inc., a Delaware corporation.

     "Securities" means any Capital Stock, shares, voting trust certif-icates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "investment securities" or "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, whether certificated or uncertificated, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Solvent", when used with respect to any Person, means that at the time of determination:

     (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

    (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

   (iii)  it is then able and expects to be able to pay its debts
(including, without limitation, contingent debts and other commitments) as they mature; and

    (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of the U.S. Borrower or for the account of any of the U.S. Borrower's Subsidiaries if the U.S. Borrower is jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is not a Commercial Letter of Credit.

     "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof. Notwithstanding the foregoing, for purposes of this Agreement, Banner Aerospace, Inc. shall not be included as a Subsidiary of the U.S. Borrower.

     "Super-Majority Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-seven percent (67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by a Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Super-Majority Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent more than sixty-seven percent (67%) of the aggregate Pro Rata Shares of such Lenders.

     "Tax Allocation Agreement" means that certain Ninth Amended and Restated Tax Allocation Agreement dated as of July 29, 1996 among TFC, RHI, the U.S. Borrower and certain Affiliates thereof, as in effect on the Effective Date.

     "Taxes" is defined in Section 14.01(a).

     "Technologies" means Fairchild Convac GmbH (which is changing its name to Fairchild Technologies GmbH Gerate zur Halbleitertechnologie), a corporation formed under the laws of the Federal Republic of Germany and an indirect Subsidiary of the U.S. Borrower.

     "Technologies Minority Interest" means (i) an interest in the Capital Stock of Technologies issued by Technologies or transferred (whether by sale, assignment, as the result of a merger, exchange of shares, or otherwise) by VSI Holdings, Inc., a Delaware corporation and Wholly-Owned Subsidiary, to a Person not an Affiliate of the Borrowers or (ii) an interest in or the assets of Fairchild Germany, Inc. or its Subsidiaries, Convac USA, Inc. and Fairchild Technologies USA, Inc.; Convac Equipment for Semiconductor Technology, Ltd. (the name of which is to be changed to Fairchild Technologies UK, Ltd.); Convac France S.A.; and Convac Dresden
(GmbH) which is permitted to be transferred (whether by sale, assignment, as the result of a merger, exchange of shares, or otherwise) by the Person which is the owner thereof on the Closing Date; provided that the issuance or transfer thereof does not result in Technologies ceasing to be a Subsidiary of the U.S. Borrower.

     "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which a Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of a Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on a Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) the appointment by a foreign Governmental Authority of, or the institution of proceedings by a foreign Governmental Authority to appoint, a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

     "TFC" means The Fairchild Corporation, a Delaware corporation.

     "TFC/RHI Liquidity" means, as of any date of determination thereof, an amount equal to (i) the amount of consolidated Cash and Cash Equivalents of TFC, RHI and the U.S. Borrower as of such date of determination, plus (ii) the amount of the Consolidated Loan Availability as of such date of determination after giving effect to any requests for Loans or Letters of Credit received by the Administrative Agent on such date, minus (iii) the amount of Cash and Cash Equivalents of TFC, RHI, and the U.S. Borrower required to secure Contractual Obligations of TFC, RHI and the U.S. Borrower as of such date of determination.

     "Transfer Documents" means, collectively, all corporate resolutions, agreements and instruments executed and delivered in connection with (i) the formation and capitalization of any Domestic Subsidiary or the U.K. Borrower after the date of the Original Credit Agreement and on or prior to the Effective Date and (ii) the transfer of the Capital Stock of Fairchild Germany, Inc. by RHI to the U.S. Borrower after the date of the Original Credit Agreement and on or prior to the Effective Date; "Transfer Document" means any one of the Transfer Documents.

     "U.K. Borrower" means, Kaysel d/b/a Fairchild Finance Company, a Wholly-Owned Subsidiary of the U.S. Borrower formed as a private unlimited liability company under the laws of The Republic of Ireland.

     "U.K. Borrower Loans" is defined in Section 2.01(b).

     "U.K. Borrowing Base" means, as of any date of determination, an amount designated on a Borrowing Base Certificate dated as of such date of determination, equal to the lesser of (a) the U.K. Loan Commitments then in effect and (b) the sum of up to eighty-five percent (85%) of Eligible U.K. Receivables as of such date. For purposes of this definition, Eligible U.K. Receivables shall be determined after deduction of all Eligibility Reserves then in effect.

     "U.K. Lender" means any Lender having both a U.S. Loan Commitment and a U.K. Loan Commitment designated on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender; provided however that a Lender shall cease to be a U.K. Lender upon an Assignment and Acceptance becoming effective whereby such Lender has assigned its U.K. Loan Commitment in its entirety to another Person which becomes a U.K. Lender.

     "U.K. Loan Availability" means, at any date of determination, the amount by which (i) the lesser of (a) the sum of the U.K. Borrowing Base at such time plus the U.S. Borrowing Base at such time or (b) the EBITDA Borrowing Base at such time exceeds (ii) the sum of the U.K. Borrower Loans outstanding at such time plus the U.S. Revolving Credit Obligations at such time; provided, that in no event shall the U.K. Loan Availability at any time exceed the amount by which (c) the U.K. Loan Commitments at such time exceeds (d) the U.K. Borrower Loans outstanding at such time.

     "U.K. Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans to the U.K. Borrower pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "U.K. Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "U.K. Loan Commitments" means the aggregate principal amount of the U.K. Loan Commitments of all Lenders, the maximum amount of which shall be $12,000,000, as reduced from time to time pursuant to Section 4.01.

     "U.K. Loan Documents" means the notes, security agreements, pledge agreements, notices to account debtors, and all other instruments, agreements and written Contractual Obligations between any European Subsidiary Borrower and any of the U.K. Borrower, the European Administrator, the European Agent, any Lender or the Administrative Agent pursuant to or in connection with loans or other advances made by the U.K. Borrower to an European Subsidiary Borrower and the collateral securing such loans and other advances.

     "U.K. Loan Pro Rata Share" means, with respect to any U.K. Lender, the percentage obtained by dividing (i) the sum of such U.K. Lender's U.K. Loan Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such U.K. Lender is a party) by (ii) the aggregate U.K. Loan Commitments.

     "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

     "U.S. Borrower" means Fairchild Holding Corp., a Delaware corporation.

     "U.S. Borrower Loans" is defined in Section 2.01(b).

     "U.S. Borrowing Base" means, as of any date of determination, an amount designated on a Borrowing Base Certificate dated as of such date of determination, equal to the lesser of (a) the U.S. Loan Commitments then in effect and (b) the sum of up to (1) eighty-five percent (85%) of Eligible U.S. Receivables plus (2) sixty percent (60%) of Eligible Inventory (calculated at the lesser of cost or market value on a first-in-first-out basis) plus (3) seventy percent (70%) of the Appraised Value of Equipment plus (4) fifty percent (50%) of the Appraised Value of Real Property; provided, however, that during thirty (30) consecutive days in each successive Fiscal Year ending after the Effective Date the U.S. Borrowing Base shall be reduced by $7,000,000, each such thirty (30) day period to be determined by the U.S. Borrower and designated in a written notice to the Administrative Agent three (3) Business Days prior to the commencement thereof. For purposes of this definition, Eligible U.S. Receivables and Eligible Inventory shall be determined after deduction of all Eligibility Reserves then in effect.

     "U.S. Loan Availability" means, at any date of determination, the amount by which (i) the lesser of (a) the U.S. Borrowing Base at such time or (b) the EBITDA Borrowing Base at such time minus the U.K. Loans outstanding at such time exceeds (ii) the U.S. Revolving Credit Obligations at such time plus the amount by which the U.K. Borrower Loans outstanding at such time exceeds the U.K. Borrowing Base at such time.

     "U.S. Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make U.S. Borrower Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "U.S. Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "U.S. Loan Commitments" means the aggregate principal amount of the U.S. Loan Commitments of all the Lenders, the maximum amount of which shall be (i) $52,000,000, as reduced from time to time pursuant to
Section 4.01, until the date on which the U.K. Loan Commitments become effective, and (ii) $40,000,000, as reduced from time to time pursuant to
Section 4.01, from and after the date on which the U.K. Loan Commitments become effective.

     "U.S. Loan Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's U.S. Loan Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate U.S. Loan Commitments.

     "U.S. Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the U.S. Borrower Loans at such time, plus (ii) the Letter of Credit Obligations at such time.

     "VSI" means VSI Corporation, a Delaware corporation.

     "Wholly-Owned Subsidiary" means a corporation (i) one hundred percent (100%) of the Capital Stock or other equity Securities of which is owned by a Borrower or any Subsidiary of a Borrower or (ii) greater than ninety-five percent (95%) of the Capital Stock or other equity Securities of which is owned by a Borrower or a Subsidiary of a Borrower and the remainder of which Capital Stock or other equity Securities is owned by a nominee of such Borrower or such Subsidiary solely to comply with the Requirements of Law of the jurisdiction governing such corporation's organization and existence.


     1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period; provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

     1.03. Accounting Terms. Subject to Section 15.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.04. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

     1.05. Dollar Equivalents. For purposes of Dollar designations or Dollar equivalent designations in this Agreement, all calculations thereof shall be determined, with respect to amounts otherwise denominated in a non-U.S. currency, based on the amount of Dollars required to purchase such amount of non-U.S. currency at the Exchange Rate therefor which is in effect on the date of determination.

     ARTICLE II
                            AMOUNTS AND TERMS OF LOANS

     2.01.  Revolving Credit Facilities.  (a) U.S. Borrower Loans.
Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "U.S. Borrower Loan" and, collectively, the "U.S. Borrower Loans") to the U.S. Borrower from time to time during the period from the Effective Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed such Lender's U.S. Loan Pro Rata Share of the U.S. Loan Availability at such time. All U.S. Borrower Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective U.S. Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a U.S. Borrower Loan hereunder nor shall the U.S. Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the U.S. Borrower may repay any outstanding U.S. Borrower Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date; provided, however, the U.S. Borrower shall, without notice or demand of any kind, immediately make such repayments of the U.S. Borrower Loans to the extent necessary to reduce the aggregate outstanding principal amount of the Loans to an amount no greater than the difference between the then U.S. Loan Availability and the Letter of Credit Obligations as of such time. Each requested Borrowing of U.S. Borrower Loans funded on any Funding Date therefor shall be (i) if Base Rate Loans, in a principal amount of at least $100,000 and in integral multiples of $100,000 in excess of that amount and (ii) if Eurocurrency Rate Loans, in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess of that amount.

     (b) U.K. Borrower Loans. Subject to the terms and conditions set forth in this Agreement, each U.K. Lender hereby severally and not jointly agrees to make revolving loans, in Dollars or DM (each individually, a "U.K. Borrower Loan" and, collectively, the "U.K. Borrower Loans") to the U.K. Borrower from time to time during the period from the first Business Day on which the conditions set forth in Section 6.03 have been satisfied or waived by the U.K. Lenders to the Business Day next preceding the Revolving Credit Termination Date, in an amount in Dollars (or, if U.K. Borrower Loans are requested to be denominated in DM, of the DM equivalent of the amount in Dollars (calculated based on the Exchange Rate for DM then in effect)) not to exceed such U.K. Lender's U.K. Loan Pro Rata Share of the U.K. Loan Availability at such time. All U.K. Borrower Loans comprising the same Borrowing under this Agreement shall be made by the U.K. Lenders simultaneously and proportionately to their then respective U.K. Loan Pro Rata Shares, it being understood that no U.K. Lender shall be responsible for any failure by any other U.K. Lender to perform its obligation to make a U.K. Borrower Loan hereunder nor shall the U.K. Loan Commitment of any U.K. Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the U.K. Borrower may repay any outstanding U.K. Borrower Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(b) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date; provided, however, the U.K. Borrower shall on each Eurocurrency Interest Payment Date, without notice or demand of any kind, immediately make such repayments of the U.K. Borrower Loans denominated in DM to the extent necessary to reduce the aggregate outstanding principal amount of the U.K. Borrower Loans denominated in DM on the date on which a Notice of Conversion/Continuation is delivered to the Administrative Agent with respect to U.K. Borrower Loans for which interest is payable on such Eurocurrency Interest Payment Date, to an amount no greater than the DM Subfacility. Each requested Borrowing of U.K. Borrower Loans funded on any Funding Date therefor shall be (i) if Base Rate Loans, in a principal amount of at least $100,000 and in integral multiples of $100,000 in excess of that amount and (ii) if Eurocurrency Rate Loans, in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess of that amount or in a principal amount of at least DM1,000,000 and in integral multiples of DM100,000 in excess of that amount.

     2.02. General Terms. (a) Notice of Borrowing. When a Borrower desires to borrow under Section 2.01, the U.S. Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed on behalf of such Borrower, (i) on the Effective Date, in the case of a Borrowing of U.S. Borrower Loans on the Effective Date, (ii) no later than 11:00 a.m. (New York time) on the proposed Funding Date therefor, in the case of a Borrowing of Base Rate Loans after the Effective Date which are U.S. Borrower Loans, (iii) no later than 11:00 a.m. (New York time) on the Business Day immediately preceding the proposed Funding Date therefor, in the case of a Borrowing of Base Rate Loans which are U.K. Borrower Loans, and (iv) no later than 11:00 a.m. (New York time) at least two (2) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurocurrency Rate Loans after the Effective Date which are U.S. Borrower Loans, and (v) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurocurrency Rate Loans which are U.K. Borrower Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing (which shall be denominated in the currency requested for such Borrowing), (iii) the U.S. Loan Availability or U.K. Loan Availability, as applicable, as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (v) in the case of Eurocurrency Rate Loans, the requested Eurocurrency Interest Period, (vi) in the case of U.K. Borrower Loans, the unused U.K. Loan Commitments, (vii) the instructions for the disbursement of the proceeds of the proposed Borrowing, and (viii) in the case of U.S. Borrower Loans, (A) the portion of the proposed Borrowing, if any, which will be used to pay a dividend on the U.S. Borrower's Capital Stock or to make a loan or other advance to any Affiliate of the U.S. Borrower and (B) if any portion of the proposed Borrowing will be used for the purposes described in clause (A), the calculation of the Fixed Charge Coverage Ratio as of the Funding Date for such Loans after giving effect to such dividend and/or loan resulting in such Fixed Charge Coverage Ratio being no less than 1.0 to 1.0. The Loans made on the Effective Date shall initially be Base Rate Loans and there-after may be continued as Base Rate Loans or converted into Eurocurrency Rate Loans, in the manner provided in Section 5.01(c) and subject to the conditions therein set forth and in Section 5.02. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Loans on the Effective Date), the U.S. Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.02(a), if the U.S. Borrower confirms such notice by delivery of the required Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (New York time) on the same day, the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.02(a) shall be irrevocable.

     (b) Making of Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.02(a) (or telephonic notice in lieu thereof), the Administrative Agent shall notify (A) each Lender or (B) each U.K. Lender and the European Agent, as applicable, by telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender obligated to make a Loan with respect to the requested Borrowing shall deposit an amount equal to its U.S. Loan Pro Rata Share or U.K. Loan Pro Rata Share, as applicable, of the Loan amount requested (1) with the Administrative Agent at its office in New York, New York, in immediately available funds, if the requested Borrowing is a Borrowing of U.S. Borrower Loans or (2) with the European Agent at its office in London, England, in immediately available funds, if the requested Borrowing is a Borrowing of U.K. Borrower Loans, not later than 1:00 p.m. (New York time)
(a) on the applicable Funding Date therefor, if the Borrowing is of U.S. Borrower Loans and (b) on the day immediately preceding the applicable Funding Date therefor, if the Borrowing is of U.K. Borrower Loans.
Subject to the fulfillment of the conditions precedent set forth in
Section 6.01 or Section 6.02, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it with respect to U.S. Borrower Loans available to the U.S. Borrower at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the U.S. Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Subject to the fulfillment of the conditions precedent set forth in Section 6.02 and, if applicable, Section 6.03, the European Agent shall make the proceeds of such amounts received by it with respect to U.K. Borrower Loans available to the U.K. Borrower at the European Agent's office in London, England on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the U.S. Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent or European Agent, as applicable, on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.01, 6.02, or 6.03, as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent or European Agent, as applicable, shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

     (ii) Unless the Administrative Agent shall have been notified by any Lender (A) on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Loans which are Eurocurrency Rate Loans or (B) prior to the time of funding thereof as specified in
Section 2.02(a) in respect of any Borrowing of Loans which are Base Rate Loans, that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent and European Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent or European Agent, as applicable, on the Funding Date therefor, and the Administrative Agent or European Agent, as applicable, in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the applicable Borrower on the applicable Funding Date. If the Loan proceeds corresponding to that amount are advanced to a Borrower by the Administrative Agent or European Agent but are not in fact deposited with the Administrative Agent or European Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the applicable Borrower agrees to repay, to the Administrative Agent or European Agent, as applicable, forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of such Borrower until the date such amount is paid or repaid to the Administrative Agent or European Agent, as applicable, (A) in the case of a Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first three
(3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent or European Agent, as applicable, the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and a Borrower shall pay and repay such corresponding amount, the Administrative Agent or European Agent, as applicable, shall promptly pay to such Borrower such corresponding amount. This Section 2.02(b) does not relieve any Lender of its obligation to make its Loan on any applicable Funding Date.

     (c) Revolving Credit Termination Date. The Commitments shall terminate on the Revolving Credit Termination Date. Each Lender's obliga-tion to make Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date. All outstanding Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders) (i) if the Commitments are terminated pursuant to Section 4.01, on the date such termination is effective, and (ii) otherwise, on the earlier to occur of (A) July 28, 2000 or, if not a Business Day, the next preceding Business Day, and (B) the date of acceleration of the Obligations pursuant to Section 12.02.

     (d) Maximum Revolving Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the sum of the aggregate principal balance of the Loans plus the Letter of Credit Obligations exceed the Commitments as in effect from time to time.

     2.03. Authorized Officers and Administrative Agents. On the Closing Date the U.S. Borrower shall deliver, and from time to time thereafter the U.S. Borrower may deliver, to the Administrative Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Administrative Agent, European Agent, Lenders and Issuing Banks shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request such Loan or Letter of Credit or such conver-sion/continuation until the Administrative Agent, European Agent, Lenders and Issuing Banks receive written notice to the contrary. None of the Administrative Agent, the European Agent, the Lenders, or the Issuing Banks shall have any duty to verify the authenticity of the signature appearing on any such Officer's Certificate, written Notice of Borrowing or Notice of Conversion/Continuation, or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Administrative Agent, European Agent, any Lender or any Issuing Bank shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent, the European Agent, such Lender, or such Issuing Bank believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrowers.

     2.04. Use of Proceeds of Loans. The proceeds of the U.S. Borrower Loans shall be used for working capital in the ordinary course of the respective businesses of the U.S. Borrower and its Subsidiaries or for other lawful general corporate purposes. The proceeds of the U.K. Borrower Loans shall be used by the U.K. Borrower to make loans and other advances to European Subsidiary Borrowers under the U.K. Loan Documents. Notwithstanding the foregoing, in no event may proceeds of Loans be used (directly or indirectly) to pay dividends to RHI or make loans to RHI at any time when the Fixed Charge Coverage Ratio as of such time, after giving effect to such dividends and/or loans, would be less than 1.0 to 1.0.

                                       ARTICLE III
                                    LETTERS OF CREDIT


     3.01. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the U.S. Borrower, or for the account of any of the U.S. Borrower's Subsidiaries if the U.S. Borrower is jointly and severally liable for reimbursement of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

     (a) Types and Amounts. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

     (i)if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

     (ii) if the Issuing Bank receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed $12,000,000, or (II) the U.S. Loan Availability at such time would be less than zero, or (B) one or more of the conditions precedent contained in Sections 6.01 or 6.02, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Administrative Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 6.01 or 6.02, as applicable, have been satisfied);

     (iii) which is in a currency other than a currency in which such Issuing Bank is then issuing letters of credit; or

     (iv) which has an expiration date later than the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof); provided, however, that on the Revolving Credit Termination Date, Borrower shall deposit with the Administrative Agent (or respective Issuing Bank(s) at the direction of the Administrative Agent) Cash Collateral for deposit in the Cash Collateral Account or under other agreements satisfactory to the Administrative Agent and Issuing Bank(s) and in an amount equal to the then undrawn face amount of all Letters of Credit which will continue outstanding after the Revolving Credit Termination Date plus Letter of Credit Fees with respect to such Letters of Credit for the period commencing on the Revolving Credit Termination Date through the expiry date of such Letters of Credit.

For purposes of the Dollar limitations set forth above, all calculations thereof shall be determined, with respect to Letters of Credit denominated in a non-U.S. currency, based on the Dollar equivalent of such non-U.S. currency at the Exchange Rate therefor which is in effect on the date of determination.

     (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 6.01 and 6.02, as applicable, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

     (i) if the Issuing Bank so requests, the U.S. Borrower or, in the case of Letters of Credit issued for the account of any of the U.S. Borrower's Subsidiaries, the U.S. Borrower and such Subsidiary shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

     (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

     (c) Issuance of Letters of Credit. (i) The U.S. Borrower shall give an Issuing Bank and the Administrative Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) that such Letter of Credit is solely for the account of the U.S. Borrower or the name of the Subsidiary of the U.S. Borrower which is jointly and severally applying for such Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Revolving Credit Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the U.S. Loan Availability at such time, and (I) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from the U.S. Borrower requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.


     (ii) The Issuing Bank shall give (A) the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit and
(B) promptly after issuance thereof, provide the Administrative Agent with a copy of each Letter of Credit issued and each amendment thereto.

     (d) Reimbursement Obligations; Duties of Issuing Banks.  (i)
 Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

     (A) the U.S. Borrower shall reimburse, or cause its Subsidiary for whose account a Letter of Credit is issued to reimburse, the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and
(II) one (1) Business Day after the U.S. Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

     (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 5.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 5.01(d).

     (ii) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the U.S. Borrower or its applicable Subsidiary on account of a Reimbursement Obligation (which notice the Administrative Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

     (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, the U.S. Borrower or any of its Subsidiaries or, so long as it is not issued in violation of
Section 3.01(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

     (e) Participations. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 3.01 and immediately upon conversion of a letter of credit of an Issuing Bank to a Letter of Credit pursuant to Section 3.02, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's U.S. Loan Pro Rata Share, including, without limitation, all obligations of the U.S. Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 3.01(g)) and any security therefor and guaranty pertaining thereto.

     (ii) If any Issuing Bank makes any payment under any Letter of Credit and the U.S. Borrower or the Subsidiary of the U.S. Borrower for whose account the Letter of Credit was issued does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's U.S. Loan Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Administrative Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for the Issuing Bank's account, pursuant to this Section 3.01(e). All amounts so paid to the Issuing Bank shall be deemed to constitute U.S. Borrower Loans. If a Lender does not make its U.S. Loan Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first three
(3) Business Days after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to Base Rate Loans in accordance with Section 5.01(a). The failure of any Lender to make available to the Administrative Agent for the account of an Issuing Bank its U.S. Loan Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's U.S. Loan Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.

     (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any Lender for the account of such Issuing Bank pursuant to this Section 3.01(e), such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to such Lender an amount equal to such Lender's U.S. Loan Pro Rata Share thereof. Each such payment shall be made by such Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

     (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimburse-ment Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

     (v) The obligations of a Lender to make payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article III (irrespective of the satisfaction of the conditions described in Sections 6.01 and 6.02, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

     (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (B) the existence of any claim, setoff, defense or other right which the U.S. Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

     (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (E) any failure by that Issuing Bank to make any reports required pursuant to Section 3.01(h) or the inaccuracy of any such report; or

     (F) the occurrence of any Event of Default or Potential Event of Default.

     (f) Payment of Reimbursement Obligations. (i) The U.S. Borrower unconditionally agrees to pay, or cause its Subsidiary for whose account a Letter of Credit is issued to pay, to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the U.S. Borrower may have at any time against any Issuing Bank or any other Person.

     (ii) In the event any payment by the U.S. Borrower or such Subsidiary received by an Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's U.S. Loan Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

     (g) Issuing Bank Charges. The U.S. Borrower shall pay, or cause its Subsidiary for whose account a Letter of Credit is issued to pay, to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the U.S. Borrower's or such Subsidiary's account, as applicable, as may be agreed upon by the U.S. Borrower and such Issuing Bank from time to time.

     (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Administrative Agent, the U.S. Borrower, and each Lender separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and, to the extent not otherwise provided in accordance with the provisions of Section 3.01(c)(ii), any information requested by the Administrative Agent or the U.S. Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

     (i) Indemnification; Exoneration. (i) In addition to all other amounts payable to an Issuing Bank, the U.S. Borrower hereby agrees to defend, indemnify, and save the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of
(A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

     (ii) As between the U.S. Borrower and any of its Subsidiaries for whose account a Letter of Credit is issued on the one hand and the Administrative Agent, the Lenders and the Issuing Banks on the other hand, the U.S. Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or suffi-ciency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the Lenders.

     3.02. Transitional Provisions. Schedule 3.02 contains a schedule of certain letters of credit issued prior to the Effective Date by Citibank for the account of the U.S. Borrower or for the account of a Subsidiary of the U.S. Borrower and on which the U.S. Borrower is jointly and severally liable for reimbursement of amounts drawn thereunder. Subject to the satisfaction of the conditions precedent contained in Section 6.01 on the Effective Date (i) such letters of credit, to the extent still out-standing, shall automatically and without further action of the parties thereto be converted into Letters of Credit issued pursuant to this
Section 3.02 and subject to the provisions hereof, and for this purpose the fees specified in Section 5.03(b) shall be payable as if such letters of credit had been issued on the Effective Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the U.S. Borrower with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this Section 3.02 shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

     3.03. Obligations Several. The obligations of each Issuing Bank and each Lender under this Article III are several and not joint, and no Issuing Bank or Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

                                ARTICLE IV
                          PAYMENTS AND PREPAYMENTS

     4.01.  Prepayments; Reductions in Commitments.

      (a) Voluntary Prepayments/Commitment Reductions. (i) Prepayments. The Borrowers may prepay the Loans in whole or in part, at any time and from time to time.

     (ii) Voluntary Commitment Reductions. The Borrowers, upon at least three (3) Business Days' prior written notice to the Administrative Agent from the U.S. Borrower (which the Administrative Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the respective U.S. Loan Commitments and U.K. Loan Commitments; provided that, the Borrowers shall have made whatever payment may be required to reduce the the respective outstanding U.K. Borrower Loans and/or U.S. Borrower Loans, as applicable, by the aggregate amount required such that, (A) in the case of a reduction or termination of the U.S. Loan Commitments, the U.S. Revolving Credit Obligations, after giving effect to such payment, will equal an amount less than or equal to the U.S. Loan Commitments as reduced or terminated and (B) in the case of a reduction or termination of the U.K. Loan Commitments, the outstanding balance of the U.K. Borrower Loans, after giving effect to such payment, will equal an amount less than or equal to the U.K. Loan Commitments as reduced or terminated. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Each reduction of the U.S. Loan Commitments shall reduce the U.S. Loan Commitment of each Lender proportionately in accordance with its U.S. Loan Pro Rata Share and each reduction of the U.K. Loan Commitments shall reduce the U.K. Loan Commitment of each U.K. Lender proportionately in accordance with its U.K. Loan Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Sec-tion 4.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the date specified in such notice.

     (iii) Commitment Adjustments. In the event the conditions set forth in Section 6.03 are satisfied, on the initial Funding Date for U.K. Borrower Loans, the aggregate U.S. Loan Commitments shall be reduced by $12,000,000 and the aggregate U.K. Loan Commitments shall be deemed to equal $12,000,000. In the event at any time thereafter the U.S. Borrower notifies the Administrative Agent of a reduction or termination of the U.K. Loan Commitments as provided in clause (ii) above, the U.S. Loan Commitments shall be increased by the amount of such reduction or, in the event of a termination, by the amount of the U.K. Loan Commitments terminated effective the date on which such reduction or termination occurs.

     (iv) Prepayment Fee. The prepayments and payments in respect of reductions and terminations described in this Section 4.01 may be made without premium or penalty (except as provided in Article XIV).

     (b) Mandatory Prepayments/Reductions.

     (i) Net Cash Proceeds of Sale. Within three (3) Business Days after either Borrower's or any Subsidiary of either Borrower's receipt of any Net Cash Proceeds of Sale (A) in excess of $2,000,000 generated from any individual transaction or (B) in excess of $10,000,000 in the aggregate generated from transactions consummated after the Effective Date, the U.S. Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale.

     (ii) Net Cash Proceeds of Issuance of Equity Securities. Immediately upon either Borrower's or any Subsidiary of either Borrower's receipt of any Net Cash Proceeds of Issuance of Equity Securities, the U.S. Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Issuance of Equity Securities.

     (iii) Net Cash Proceeds of Issuance of Indebtedness. Immediately upon either Borrower's or any Subsidiary of either Borrower's receipt of any Net Cash Proceeds of Issuance of Indebtedness, the U.S. Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Issuance of Indebtedness.

     (iv) No Waiver or Consent. Nothing in this Section 4.01(b) shall be construed to constitute the Lenders' consent to any transaction referenced in clauses (i) and (iii) above which is not expressly permitted by
Article X.

     (v) Notice. The U.S. Borrower shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Payment becomes due and payable pursuant to this Section 4.01(b)).

     (vi) Application of Designated Prepayments. Designated Prepayments shall be allocated and applied to the Obligations as follows:

     (A) the amount of each Designated Prepayment shall be applied to the principal balance of the Loans ratably based on the relative outstanding principal balances thereof as of the date of application, with each application being made first to the Loans which are Base Rate Loans until paid in full and then to Loans which are Eurocurrency Rate Loans and shall permanently reduce the respective Commitments of each Lender proportionately in accordance with its U.S. Loan Pro Rata Share or U.K. Loan Pro Rata Share, as applicable; and

     (B) following the payment in full of the Loans, the remaining balance of each Designated Prepayment shall be applied to the principal balance of the Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Letter of Credit Obligations).

     4.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the European Agent, the European Administrator, the Lenders or any Issuing Bank shall be made without condition, set-off, or reservation of right, and, with respect to payments made other than from application of deposits in a Concentration Account, in immediately available funds in the applicable currency, delivered to
(i) the Administrative Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank), if the payment relates to Obligations of the U.S. Borrower, not later than 11:00 a.m. (New York time) on the date and at the place due, to such account of the Administrative Agent (or such Issuing Bank) as it may designate or (ii) the European Agent, if the payment relates to Obligations of the U.K. Borrower, not later than 11:00 a.m. (London time) on the date and at the place due, to such account of the European Agent as it may designate; in each instance, for the account of the Administrative Agent, the European Agent, the European Administrator, the Lenders or such Issuing Bank, as the case may be. Funds received by the Administrative Agent or European Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 11:00 a.m. (New York time or London time, as applicable) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent or European Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent or European Agent for the account of the Lenders or the Issuing Banks, or any of them, shall be paid to them by the Administrative Agent or European Agent, as applicable, promptly after receipt thereof.

     (b) Pre-Default Apportionment of Payments. Subject to the provisions of Section 4.01 and Section 4.02(f), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reim-bursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective U.S. Loan Pro Rata Shares or U.K. Loan Pro Rata Shares, as applicable, or otherwise as provided herein. Except as provided in
Section 4.02(c) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all other payments, proceeds of Collateral, and other amounts received by the Administrative Agent or European Agent from or for the benefit of the Borrowers, or either of them, shall be applied

 (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent or European Agent may have advanced on behalf of any Lender other than Citicorp for which the Administrative Agent or European Agent has not then been reimbursed by such Lender or the applicable Borrower,

 (ii) second, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by a Borrower or reimbursed by the Lenders,

 (iii) third, to pay the principal of the Loans then due and payable in the order described hereinbelow and interest on such Loans then due and payable, ratably, based on the then outstanding balances of the such Loans,

 (iv) fourth, to pay all other Obligations then due and payable, ratably, and

 (v)  fifth, as the U.S. Borrower so designates.

All such principal and interest payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Eurocurrency Interest Periods being repaid prior to those which have later expiring Eurocurrency Interest Periods.

       (c) Post-Default Apportionment of Payments. After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent or European Agent, as applicable, shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

     (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent or European Agent may have advanced on behalf of any Lender other than Citicorp for which the Administrative Agent or European Agent has not then been reimbursed by such Lender or a Borrower;

     (ii) second, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by a Borrower or reimbursed by the Lenders;

     (iii) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent, European Agent, and/or European Administrator;

     (iv) fourth, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Obligations);

      (v) fifth, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

     (vi) sixth, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective U.S. Loan Pro Rata Shares and U.K. Loan Pro Rata Shares, as applicable;

     (vii) seventh, to the ratable payment or prepayment of principal outstanding on all Loans and Hedge Agreements to which any of the Lenders or any Affiliate of any of the Lenders is a party, in accordance with the Lender's respective U.S. Loan Pro Rata Shares and U.K. Loan Pro Rata Shares, as applicable; and

     (viii) eighth, to the ratable payment of all other Obligations.


     (d) Administrative Agent Authority to Apply Funds. The Administrative Agent, in its sole discretion subject only to the terms of this Section 4.02(d), may pay from the proceeds of Loans made to the Borrowers hereunder, whether made following a request by the U.S. Borrower pursuant to Section 2.02 or a deemed request as provided in this
Section 4.02(d), all amounts payable by the Borrowers hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 15.02. Each of the Borrowers hereby irrevocably authorize the Lenders to make Loans to it, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from such Borrower, reimbursing expenses pursuant to Section 15.02 and paying any and all other amounts due and payable by such Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.02 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrowers as described in the preceding sentence by notifying the Lenders by telecopy, telegram or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the U.S. Borrower and, if applicable, European Agent), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the respective Borrower's behalf pursuant to this Section 4.02(d). On the proposed Funding Date for such Loan, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.02.

     (e) Priorities and Distributions of Payments. The orders of priority set forth in Sections 4.02(b) and (c) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the European Agent, the European Administrator, the Lenders, the Issuing Banks and other Holders as among themselves. Subject to Section 4.02(f), the Administrative Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XIV; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

     (f) Defaulting Lenders. In the event that any Lender fails to fund its U.S. Loan Pro Rata Share of any U.S. Borrower Loan or any U.K. Lender fails to fund its U.K. Loan Pro Rata Share of any U.K. Borrower Loan requested by the U.S. Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the U.S. Loan Commitments or U.K. Loan Commitments, as applicable, the proceeds of all amounts thereafter repaid to the Administrative Agent by a Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the U.S. Borrower or U.K. Borrower, as applicable, by the Administrative Agent or European Agent, as applicable, on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

     (i) the foregoing provisions of this Section 4.02(f) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.01(c);

     (ii) a Lender shall be deemed to have cured its failure to fund its U.S. Loan Pro Rata Share or U.K. Loan Pro Rata Share of any Loan at such time as an amount equal to such Lender's original U.S. Loan Pro Rata Share or U.K. Loan Pro Rata Share of the requested principal portion of such Loan is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.02(f), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

     (iii) amounts advanced to a Borrower to cure, in full or in part, any such Lender's failure to fund its U.S. Loan Pro Rata Share or U.K. Loan Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the rate in effect from time to time pursuant to Section 5.01 and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

     (iv) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of either Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.02, would be applied to the outstanding Loans which are Base Rate Loans shall be applied first, ratably to all such Base Rate Loans constituting Non Pro Rata Loans, second, ratably to such Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to such Base Rate Loans constituting Cure Loans.

     (g) Payments on Non-Business Days. Whenever any payment to be made by a Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (except as set forth in Section 5.02(b)(iii) with respect to payments due on the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

     4.03.  Promise to Repay; Evidence of Indebtedness.

     (a) Promise to Repay. Each Borrower severally and not jointly hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The U.S. Borrower shall execute and deliver to each Lender on the Effective Date a promissory note, in form and substance acceptable to the Administrative Agent and such Lender, evidencing the U.S. Borrower Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence U.S. Borrower Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 15.01, all in form and substance acceptable to the Administrative Agent and the parties to such assignment. The U.K. Borrower shall execute and deliver to each U.K. Lender on the Effective Date a promissory note, in form and substance acceptable to the Administrative Agent and such U.K. Lender, evidencing the U.K. Borrower Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence U.K. Borrower Loans owing to the U.K. Lenders after giving effect to any assignment thereof pursuant to Section 15.01, all in form and substance acceptable to the Administrative Agent and the parties to such assignment.

     (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the respective Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 15.01(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurocurrency Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from a Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent or European Agent from a Borrower hereunder and each Lender's share thereof.

     (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

     4.04.  Proceeds of Collateral; Concentration Account Arrangements.
(a) Establishment. The Borrowers shall establish and maintain, and shall cause the Guarantors and European Subsidiary Borrowers to establish and maintain, Collection Accounts into which all collections of Receivables shall be deposited. All amounts deposited in Collection Accounts established by the U.S. Borrower and its Domestic Subsidiaries shall be promptly transferred directly to the Concentration Account established at Citibank in New York, New York. All amounts deposited in Collection Accounts established by the U.K. Borrower and the European Subsidiary Borrowers shall be promptly transferred directly to the Concentration Account established with the European Agent in London, England. Borrowers shall cause all other proceeds of Collateral to be deposited in the appropriate Concentration Account or pursuant to other similar arrangements for the collection of such amounts established by the Borrowers and the Administrative Agent. All collections of Receivables and other proceeds of Collateral which are received directly by either Borrower, any Domestic Subsidiary of the U.S. Borrower, or any European Subsidiary Borrower shall be deemed to have been received by such Borrower or such Subsidiary as the Administrative Agent's trustee and, upon such Borrower's or such Subsidiary's receipt thereof, such Borrower or such Subsidiary shall immediately transfer, or cause to be transferred, all such amounts into the appropriate Concentration Account in their original form. All collections of Receivables, all payments, and all proceeds of other Collateral received by the Administrative Agent or European Agent, whether through payment, deposit in a Concentration Account as described above, or otherwise, will be deemed received by the Administrative Agent or European Agent, as applicable, will be the sole property of the Administrative Agent, and will be held by the Administrative Agent, for the benefit of the Holders (i) for application to the Obligations pursuant to Section 4.02 and (ii) thereafter, as Cash Collateral for the Obligations, subject to the rights of the Borrowers set forth in Section 4.04(b) and the rights of the Administrative Agent set forth in Section 4.06.

     (b) Pre-Default Withdrawals from Concentration Account. If requested by the U.S. Borrower, the Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing or unwaived, from time to time, (i) apply funds in the Concentration Accounts (A) promptly after deposit therein to payment of the U.S. Borrower Loans, if such funds are deposited in the Concentration Account established at Citibank, (B) promptly after deposit therein to payment of the U.K. Borrower Loans, if such funds are deposited in the Concentration Account established with the European Agent, and (C) to payment of other Obligations of the U.S. Borrower and U.K. Borrower, as applicable, as they become due and payable, (ii) after giving effect to the aforesaid payments, invest funds on deposit in the Concentration Accounts and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from such investments, in such Cash Equivalents as the U.S. Borrower may select, and (iii) upon the U.S. Borrower's request therefor after giving effect to the payments described in clause (i) above, transfer funds on deposit in the Concentration Accounts to Borrowers' or their Subsidiaries' designated accounts. Such funds, interest, proceeds, or income which are not so disbursed, invested or reinvested shall be deposited and held in the Concentration Account for the benefit of the Holders as provided in
Section 4.04(a). None of the Administrative Agent, the European Agent, any Lender or any Issuing Bank shall be liable to either Borrower or any Subsidiary of either Borrower for, or with respect to, any decline in value of amounts on deposit in the Concentration Accounts which shall have been invested pursuant to this Section 4.04(b). Cash Equivalents from time to time purchased and held pursuant to this Section 4.04(b) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the respective Concentration Accounts in amounts equal to their respective outstanding principal amounts.

     (c) Reasonable Care. The Administrative Agent and European Agent shall exercise reasonable care in the custody and preservation of any funds held in the Concentration Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own like property, it being understood that neither the Administrative Agent nor the European Agent shall have any responsibility for taking any steps necessary to preserve rights against any parties with respect to any such funds but may do so at its option. All reasonable expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

     4.05. Cash Collateral Account. (a) Investments. If requested by the U.S. Borrower, the Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the U.S. Borrower may select; provided, however, that such accrued interest and other income received from any such Investments, upon the request of the U.S. Borrower, shall be remitted to the U.S. Borrower. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided above or in Section 4.05(b) and Section 4.06, be deposited and held by the Administrative Agent in the Cash Collateral Account. None of the Administrative Agent, any Lender or any Issuing Bank shall be liable to the U.S. Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 4.05(a) at the direction of the U.S. Borrower. Cash Equivalents from time to time purchased and held pursuant to this Section 4.05(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

     (b) Withdrawal Rights. Neither of the Borrowers and no Person or entity claiming on behalf of or through either Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that, upon the later to occur of (i) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (ii) the payment in full in cash of the Obligations, any funds remaining in the Cash Collateral Account shall be returned by the Administrative Agent to the U.S. Borrower or paid to whomever may be legally entitled thereto.

     (c) Additional Deposits. If at any time the Administrative Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Administrative Agent, the U.S. Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

     (d) Reasonable Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own like property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the U.S. Borrower and shall constitute Obligations hereunder.

     (e) Foreign Exchange Requirements. In the event deposits have been made to the Cash Collateral Account to secure Letter of Credit Obligations denominated in a non-U.S. currency, the U.S. Borrower shall enter into a Hedge Agreement for a forward foreign exchange contract reasonably satisfactory to the Administrative Agent to protect against fluctuation in the Exchange Rate for the amount of such Letter of Credit Obligations until the same are paid in full.

     4.06. Post-Default Withdrawals from the Concentration Account and Cash Collateral Account. Notwithstanding any other provision of this Agreement, from and after (a) the occurrence of an Event of Default described in Section 12.01(a) and for so long as the same is continuing unwaived or (b) the occurrence of any other Event of Default and the Administrative Agent's receipt of written notice from the Requisite Lenders that no further withdrawals may be made from the Concentration Accounts other than for application on the Obligations for so long as the same is continuing unwaived, neither Borrower and no other Person or entity claiming on behalf of or through either Borrower shall have any right to withdraw any of the funds held in a Concentration Account. The Administrative Agent may, at any time during the period clause (a) or clause (b) above is applicable, sell or cause to be sold any Cash Equivalents being held by the Administrative Agent in the Concentration Accounts or as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent or any Holder may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Administrative Agent shall apply the proceeds of any such sale, net of any reasonable expenses incurred in connection therewith, and any other funds deposited in the Concentration Accounts or Cash Collateral Account to the payment of the Obligations in accordance with Section 4.02(c), other than amounts which are being held as Cash Collateral for Reimbursement Obligations, which shall be applied to such Reimbursement Obligations without regard to
Section 4.02(c). The Borrowers agree that any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and any requirements of reasonable notice shall be met if such notice is given by the Administrative Agent within a commercially reasonable time prior to such disposition, the time of delivery of which notice the parties hereto agree shall in no event be required to be greater than five (5) Business Days before the date of the intended sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                  ARTICLE V
                             INTEREST AND FEES

     5.01. Interest on the Loans and other Obligations. (a) Rate of Interest. (i) All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are incurred until paid in full, except as otherwise provided in Section 5.01(d) or Section 14.04, as follows:

     (A) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (1) the Base Rate, as in effect from time to time as interest accrues plus (2) the applicable Base Rate Margin; and

     (B) If a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (1) the applicable Eurocurrency Rate determined for such Eurocurrency Rate Loan for the applicable Eurocurrency Interest Period, plus (2) the applicable Eurocurrency Rate Margin.

     (ii) The applicable basis for determining the rate of interest on the Loans shall be selected by the U.S. Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the U.S. Borrower to the Administrative Agent; provided, however, the U.S. Borrower may not select a Eurocurrency Rate as the applicable basis for determining the rate of interest on such a Loan if (A) such Loan is to be made on the Effective Date or (B) at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan denominated in Dollars is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement speci-fying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to clause
(i)(A) above. If on any day any Loan denominated in DM is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then interest on that Loan shall be the applicable Eurocurrency Rate determined therefor for the thirty (30) day period commencing on that day.

     (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which such Loan was made and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan.

     (ii) Interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on each Eurocurrency Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan.

     (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first day of each calendar quarter, commencing with the calendar quarter following the calendar quarter in which such Obligation was incurred, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (c) Conversion or Continuation. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurocurrency Rate Loans; (B) to convert all or any part of outstanding Eurocurrency Rate Loans which are denominated in Dollars having Eurocurrency Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurocurrency Rate Loans having Eurocurrency Interest Periods which expire on the same date as Eurocurrency Rate Loans, and the succeed-ing Eurocurrency Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurocurrency Rate Loan (i) if such continuation of, or conversion into, would violate any of the provisions of Section 5.02 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurocurrency Rate Loans under this Section 5.01(c) shall be in a minimum amount of $1,000,000 or DM1,000,000, as applicable, and in integral multiples of $100,000 or DM100,000, as applicable, in excess of that amount except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

     (ii) To convert or continue a Loan under Section 5.01(c)(i), the U.S. Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the aggregate principal amount of the respective U.S. Borrower Loans or U.K. Borrower Loans to be converted/continued, (C) whether such Loan shall be converted and/or continued, (D) in the case of a conversion to, or continuation of, a Eurocurrency Rate Loan, the requested Eurocurrency Interest Period and (E) if such notice is delivered with respect to U.K. Borrower Loans, the Dollar equivalent as of the date of such notice of U.K. Borrower Loans denominated in DM. In lieu of delivering a Notice of Conversion/Continuation, the U.S. Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.01(c)(ii), and such notice shall be confirmed in writing delivered to the Administrative Agent by facsimile transmission promptly (but in no event later than 5:00 p.m. (New York time) on the same day), the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.01(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender or U.K. Lender, as applicable, by telecopy or other similar form of trans-mission, of the proposed conversion/continuation. Any Notice of Conver-sion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

     (d) Default Interest. Notwithstanding the rates of interest specified in Section 5.01(a), effective immediately upon (i) the occurrence of an Event of Default described in Sections 12.01(a), (b) (as it pertains to defaults under Article XI), (f), (g), (h), or (i) (except an Event of Default under (i) resulting from the gross negligence or willful misconduct of the Administrative Agent) or (ii) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of this Section 5.01(d), and for as long thereafter as such Event of Default shall be continuing unwaived, the principal balance of all Obligations, including, to the extent permitted by applicable law, accrued interest unpaid when due, shall bear interest, payable on demand, at a rate which is two percent (2.0%) per annum in excess of the rate of interest specified in Section 5.01(a)(i).

     (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurocurrency Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurocurrency Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

     5.02. Special Provisions Governing Eurocurrency Rate Loans. With respect to Eurocurrency Rate Loans:

     (a)  Amount of Eurocurrency Rate Loans.  Each Borrowing of
Eurocurrency Rate Loans shall be for a minimum amount of $1,000,000 or DM1,000,000, as applicable, and in integral multiples of $100,000 or DM100,000, as applicable, in excess of that amount.

     (b) Determination of Eurocurrency Interest Period. By giving notice as set forth in Section 2.02(b) (with respect to a Borrowing of Eurocurrency Rate Loans) or Section 5.01(c) (with respect to a conversion into or continuation of Eurocurrency Rate Loans), the Borrowers shall have the option, subject to the other provisions of this Section 5.02, to select an interest period (each, a "Eurocurrency Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

     (i) The Borrowers may only select, as to a particular Borrowing of Eurocurrency Rate Loans, a Eurocurrency Interest Period of one, two, three or six months in duration;

     (ii) In the case of immediately successive Eurocurrency Interest Periods applicable to a Borrowing of Eurocurrency Rate Loans, each successive Eurocurrency Interest Period shall commence on the day on which the next preceding Eurocurrency Interest Period expires;

     (iii) If any Eurocurrency Interest Period would otherwise expire on a day which is not a Business Day, such Eurocurrency Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurocurrency Interest Period shall expire on the immediately preceding Business Day;

     (iv) The Borrowers may not select a Eurocurrency Interest Period as to any Loan if such Eurocurrency Interest Period terminates later than the scheduled Revolving Credit Termination Date; and

     (v) There shall be no more than six (6) Eurocurrency Interest Periods in effect at any one time.

     (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurocurrency Interest Period (the "Eurocurrency Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurocurrency Rate") the interest rate which shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Eurocurrency Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the U.S. Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

     (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurocurrency Interest Rate Determination Date:

     (i) the Administrative Agent is advised by Citibank that deposits in Dollars or DM, as applicable (in the applicable amounts) are not being offered by Citibank in the London interbank market for such Eurocurrency Interest Period; or

     (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed; or

     (iii) the Requisite Lenders advise the Administrative Agent that the Eurocurrency Rate for Eurocurrency Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars or DM, as applicable, in the London interbank market in the amount substantially equal to such Lenders' Eurocurrency Rate Loans in Dollars or DM, as applicable, and for a period equal to such Eurocurrency Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the U.S. Borrower, whereupon (until the Administrative Agent notifies the U.S. Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurocurrency Rate shall be suspended and each outstanding Eurocurrency Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurocurrency Interest Period therefor, notwithstanding any prior election by the Borrowers to the contrary.

     (f) Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of, its Eurocurrency Lending Office or Eurocurrency Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Article XIV as a result of the transfer of any such Eurocurrency Rate Loan to any office (other than such Eurocurrency Lending Office) or any Affiliate (other than such Eurocurrency Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

     (g) Affiliates Not Obligated. No Eurocurrency Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

     5.03. Fees. (a) Administrative Agent's Fee. The U.S. Borrower shall pay to the Administrative Agent, solely for the account of the Administrative Agent, the fee provided in the Fee Letter as and when set forth therein during the term of this Agreement.

     (b) Letter of Credit Fee. In addition to any charges paid pursuant to Section 3.01(g), the U.S. Borrower shall pay (i) to the Issuing Bank, a fee equal to one-quarter of one percent (0.25%) on the face amount of each Letter of Credit issued by such Issuing Bank, upon issuance of such Letter of Credit (the "Fronting Fee") and (ii) to the Administrative Agent, for the account of the Lenders based on their respective U.S. Loan Pro Rata Shares, a fee (the "Letter of Credit Fee") accruing at a per annum rate equal to the Eurocurrency Rate Margin on the undrawn face amount of each outstanding Letter of Credit, payable quarterly, in arrears, on the first day of each calendar quarter and the Revolving Credit Termination Date; provided, however, that in the event the unsecured short term debt Securities of any Lender at any time after the Effective Date shall be rated less than AA- by Standard & Poor's Rating Group the amount of the Fronting Fee shall be increased to one-half of one percent (0.50%) per annum during the period commencing on the date such minimum rating requirement is not met for any Lender and continuing until all Lenders shall have attained at least a rating of AA-; and provided further that upon (A) the occurrence of an Event of Default referenced in
Section 5.01(d)(i) or (B) the occurrence of any other Event of Default and notice from the Requisite Lenders of the effectiveness of Section 5.01(d), and for so long thereafter as such Event of Default shall be continuing unwaived, the rate at which the Letter of Credit Fee shall accrue and be payable shall be equal to two percent (2.0%) per annum plus the Eurocurrency Rate Margin.

     (c) Commitment Fee. (i) The U.S. Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Commitment Fee"), accruing at the rate of one-half of one percent (0.50%) per annum on the average amount by which the Commitments exceed the sum of the U.S. Revolving Credit Obligations plus the U.K. Borrower Loans, such Commitment Fee being payable (1) quarterly, in arrears, commencing on the first day of the calendar quarter next succeeding the Effective Date and (2) on the Revolving Credit Termination Date.

     (ii) Notwithstanding the foregoing, in the event that any Lender fails to fund its U.S. Loan Pro Rata Share of any U.S. Borrower Loan or its U.K. Loan Pro Rata Share of any U.K. Borrower Loan which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any Commitment Fees with respect to its Commitments until such failure has been cured in accordance with Section 4.02(f)(ii) and (B) until such time, the Commitment Fee shall accrue in favor of the Lenders which have funded their respective U.S. Loan Pro Rata Shares and U.K. Loan Pro Rata Shares of such requested Loan, shall be allocated among such performing Lenders ratably based upon their relative U.S. Loan Commitments or U.K. Loan Commitments, as applicable, and shall be calculated based upon the average amount by which the aggregate of such Commitments of such performing Lenders exceeds the sum of (1) the U.S. Revolving Credit Obligations owing to such performing Lenders, plus (2) the U.K. Borrower Loans owing to such performing Lenders, plus (3) the aggregate participation interests of such performing Lenders arising pursuant to Section 3.01(e) with respect to undrawn and outstanding Letters of Credit.

     (d) Calculation and Payment of Fees. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations payable under this Agreement, to the Administrative Agent at its office in New York, New York in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to the Administrative Agent, the European Agent, the European Administrator, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 5.03, shall bear interest, if not paid when due, at the interest rate for Base Rate Loans set forth in Section 5.01(d), shall constitute Obligations and shall be secured by all of the Collateral in which Liens are granted by the U.S. Borrower and Domestic Subsidiaries.

                                   ARTICLE VI
                      CONDITIONS TO LOANS AND LETTERS OF CREDIT

     6.01. Conditions Precedent to the Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Lender on the Effective Date to make the Loan requested to be made by it, and the agreement of each Issuing Bank on the Effective Date to issue or continue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent on or before the Effective Date:

     (a) Documents. The Administrative Agent shall have received on or before the Effective Date all of the following:

     (i) this Agreement, the Notes and all other agreements, documents and instruments relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto as Exhibit J attached hereto and made a part hereof, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrowers hereby direct their counsel, A&L Goodbody and Cahill, Gordon & Reindel, and their General Counsel, Donald E. Miller, to prepare and deliver to the Administrative Agent, the European Agent, the European Administrator, the Lenders, the Issuing Banks and Sidley & Austin, the opinions referred to in such List of Closing Documents;

     (ii) the Pro Forma and Projections, in form and substance satisfactory to the Administrative Agent;

     (iii) an Officer's Certificate executed and delivered by the president or vice president of the U.S. Borrower certifying that all conditions precedent have been met;

     (iv) the Tax Allocation Agreement in form and substance satisfactory to the Administrative Agent; and

     (v) such additional documentation as the Administrative Agent may reasonably request.

     (b) Perfection of Liens; Title Insurance. Evidence that all financing statements, mortgages, leasehold mortgages, and other required notices relating to the Collateral located in the United States have been filed or recorded, certificates representing Capital Stock of the Domestic Subsidiaries have been delivered to the Administrative Agent (with duly executed stock powers), and all title charges, recording fees and filing taxes have been paid. Title insurance policies (or commitments therefor) in form and substance satisfactory to the Administrative Agent and relating to any Real Property or interests in Real Property comprising part of the Collateral shall have been delivered to the Administrative Agent by insurers satisfactory to the Administrative Agent.

     (c) The Stock Transfers. The Capital Stock of Fairchild Germany, Inc. shall have been contributed to the U.S. Borrower by RHI in conformity with all applicable laws and regulatory approval requirements and all contractual approval and consent requirements.

     (d) Due Diligence. The Administrative Agent and its counsel shall have completed their updated due diligence review of the financial condition, business, operations, assets, liabilities (environmental, by way of indemnification, and otherwise), pending and threatened litigation, corporate, capital, legal and management structure and Contractual Obligations of Borrowers and their Subsidiaries, the results of which shall have provided the Administrative Agent, each Lender and each Issuing Bank with results and information which, in the judgment of such Person, are satisfactory to permit the Administrative Agent, each Lender and each Issuing Bank to enter into the financing transactions contemplated hereby. All Schedules to this Agreement shall be acceptable to the Administrative Agent and Lenders.

     (f) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to, (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance or continuation of Letters of Credit on the Effective Date or (ii) result in a Material Adverse Effect.

     (g) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Operating Units or any business, assets, management, operations, financial condition or prospects of the Borrowers' Subsidiaries shall have occurred since March 31, 1996, which change, in the judgment of the Requisite Lenders, will, or is reasonably likely to, result in a Material Adverse Effect.

     (h) No Loss of Material Agreements and Licenses. No agreement or license which, in the judgment of the Requisite Lenders, is material to the business, operations or employee relations of the Borrowers or any Subsidiary of a Borrower shall have been terminated, modified, revoked, breached or declared to be in default.

     (i) No Market Changes. Since June 12, 1996, no material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

     (j) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans and no "Event of Default" (as defined in the Original Credit Agreement) shall have occurred and be continuing unwaived.

     (k) Representations and Warranties. All of the representations and warranties contained in Section 7.01 and in any of the other Loan
Documents shall be true and correct in all material respects on and as of the Effective Date.

     (l) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Lenders, Issuing Banks, and the Administrative Agent, as applicable, all fees and expenses due and payable on or before the Effective Date.

     (m) Loans, Fees and Expenses Under Original Credit Agreement Paid. All unpaid principal of the Loans made under the Original Agreement, together with all fees and interest accrued under the terms of the Original Credit Agreement through the Effective Date, shall have been paid in full in immediately available funds.

     (n) Appraisals. The Administrative Agent and Lenders shall have received appraisals of the assets of each Borrower and Guarantor prepared by independent appraisers satisfactory to the Administrative Agent and Lenders, which appraisals shall have been determined to be satisfactory in form and substance to the Administrative Agent and Lenders.


     6.02. Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date and the agreement of each Issuing Bank to issue any Letter of Credit on any date is subject to the following conditions precedent as of each such date, both before and after giving effect to the Loans to be made and/or the Letter of Credit to be issued on such date:

     (a) Representations and Warranties. All of the representations and warranties of the Borrowers contained in Section 7.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

     (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

     (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit or (ii) such Issuing Bank's issuance of the requested Letter of Credit.

     (d) No Material Adverse Effect. No event shall have occurred since the date of this Agreement which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

     (e) Notice of Borrowing and Borrowing Base Certificate. The U.S. Borrower shall have executed and delivered to the Administrative Agent a Notice of Borrowing in accordance with the provisions of Section 2.02 together with a Borrowing Base Certificate dated no more than thirty (30) calendar days prior to the date of such Notice of Borrowing.

Each submission by the U.S. Borrower to the Administrative Agent of a Notice of Borrowing with respect to any Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by a Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by the U.S. Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan, the date of conversion or continuation and the date of issuance of such Letter of Credit, that all the conditions contained in this Section 6.02 have been satisfied or waived in accordance with Section 15.07.


     6.03. Conditions Precedent to Initial U.K. Borrower Loans. The obligation of each U.K. Lender to make the initial U.K. Borrower Loan requested to be made by it is subject to the satisfaction of the following conditions precedent, in addition to the satisfaction of the conditions precedent set forth in Section 6.02, as of the date such U.K. Borrower Loan is requested to be made, both before and after giving effect to the Loans to be made on such date:

     (a) Documents. The Administrative Agent shall have received on or before such date all of the following:

     (i) Notes executed and delivered by the U.K. Borrower evidencing the U.K. Borrower Loans;

     (ii) All other agreements, documents, and instruments relating to the U.K. Borrower Loans and the use of proceeds thereof contemplated by this Agreement (including, without limitation, the U.K. Loan Documents) and described in the List of Closing Documents attached hereto as Exhibit J-1 and made a part hereof, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the U.K. Borrower hereby directs its counsel, A&L Goodbody, Boesebeck, Barz & Partner, and local counsel in each "Eligible Jurisdiction" (as defined in such List of Closing Documents) to prepare and deliver to the Administrative Agent, the European Agent, the European Administrator, the U.K. Lenders and Sidley & Austin the opinions referred to in such List of Closing Documents;

     (iii) An Officer's Certificate executed and delivered by the president or vice president of the U.S. Borrower certifying that all conditions precedent to the making of the initial U.K. Borrower Loans have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

     (iv) Written notice from the U.S. Borrower to the Administrative Agent as required by Section 4.01(a)(ii) of the U.S. Borrower's reduction of the U.S. Loan Commitments by $12,000,000; and

     (v) A Notice of Borrowing and Borrowing Base Certificate duly executed and delivered by the U.S. Borrower on behalf of the U.K. Borrower dated no more than thirty (30) calendar days prior to the date on which such Borrowing is requested to be made.

     (b) Cash Management. A cash management system for the U.K. Borrower and each of the European Subsidiary Borrowers shall have been established which is satisfactory to the Administrative Agent and which shall include both disbursement and collection accounts.

     (c) U.K. Borrower. The U.K. Borrower shall have (i) become fully registered and licensed as a private unlimited liability company in The Republic of Ireland and (ii) received a contribution to its capital in Cash from the U.S. Borrower in the amount of $1,500,000 in the aggregate and issued shares representing ninety-nine percent (99%) of its Capital Stock to the U.S. Borrower and one percent (1%) of its Capital Stock to Camloc Holdings Inc., a Delaware corporation and Wholly-Owned Subsidiary of the U.S. Borrower.

                                 ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     7.01. Representations and Warranties of the Borrowers. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Borrowers hereby represent and warrant to each Lender, each Issuing Bank and the Administrative Agent that the following statements are true, correct and complete:

     (a) Organization; Corporate Powers. (i) Each Borrower and each Subsidiary of a Borrower (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) which is a Domestic Subsidiary has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

     (ii) True, correct and complete copies of the Organizational Documents identified on Schedule 7.01-A attached hereto have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of the Borrowers' knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

     (b) Authority. (i) Each Borrower and each Subsidiary of a Borrower has the requisite corporate power and authority (A) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement on or prior to the Effective Date and (B) to file or record the Loan Documents which have been filed or recorded by it with any Governmental Authority as required by this Agreement on or prior to the Effective Date.

     (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the Loan Documents which have been executed, filed or recorded as required by this Agreement on or prior to the Effective Date and to which either Borrower or any Subsidiary of a Borrower is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors (or substantially similar governance bodies, as applicable) and, if necessary, the shareholders of such Person and such approvals have not been rescinded. No other corporate action or proceedings on the part of either Borrower or any Subsidiary of a Borrower are necessary to consummate such transactions.

     (iii) Each of the Loan Documents to which either Borrower or any Subsidiary of a Borrower is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, by it, (B) where applicable, creates valid and perfected first Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby, (C) constitutes such Person's respective legal, valid and binding obligation, enforceable against it in accordance with its terms, and (D) is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Administrative Agent pursuant to
Section 6.01(a) without the prior written consent of the Requisite Lenders. All parties to the Loan Documents have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

     (c) Subsidiaries; Ownership of Equity Securities. Schedule 7.01-C attached hereto (i) contains a diagram indicating the corporate structure of the U.S. Borrower, its Subsidiaries and any other Person in which the U.S. Borrower or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (B) the authorized, issued and outstanding shares or interests of each class of equity Securities of the U.S. Borrower and each of its Subsidiaries and the owners of such shares or interests. None of such issued and outstanding equity Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants, puts, or options (other than Permitted Equity Securities Options) outstanding with respect to such equity Securities other than as disclosed on Schedule 7.01-C. The outstanding equity Securities of the U.S. Borrower and each of its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable free and clear of any Liens, except for the Liens granted pursuant to the Loan Documents, and are not Margin Stock.

     (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which either Borrower or any Subsidiary of a Borrower is a party do not and will not (i) conflict with the Organizational Documents of such Person, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of such Person, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, singly or in the aggregate, will, or is reasonably likely to, result in a Material Adverse Effect or may subject the Administrative Agent, the European Agent, the European Administrator, any of the Lenders or any of the Issuing Banks to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of such Person, other than Liens contemplated by the Loan Documents, or (iv) require any approval of such Person's shareholders, which has not been obtained.

     (e) Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which either Borrower or any Subsidiary of a Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect the Administrative Agent's security interests in the Collateral.

     (f) Governmental Regulation. Neither Borrower, and no Subsidiary of a Borrower, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation or other Requirement of Law which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Loan Documents.

     (g) Restricted Junior Payments. Neither Borrower has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 10.06.

     (h) Financial Position. Complete and accurate copies of the following Financial Statements, materials and other information have been delivered to the Administrative Agent: (i) the Pro Forma and Projections,
(ii) a statement as to the TFC/RHI Liquidity as of the Effective Date, and a Borrowing Base Certificate dated as of May 26, 1996 indicating a minimum U.S. Loan Availability of $15,000,000 as of the date thereof. All Financial Statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective con-solidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the applicable Person as at the respective dates thereof. Neither Borrower and no Subsidiary of a Borrower has any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date, which will have or is reasonably likely to have a Material Adverse Effect.

     (i) Pro Forma Financials. The Pro Forma, copies of which have been furnished to the Lenders on the Effective Date, fairly presents on a pro forma basis the financial condition of the Operating Units as of the date designated therein. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the U.S. Borrower at the time so furnished.

     (j) Indebtedness; Refinanced Indebtedness. Schedule 1.01.12 sets forth all Indebtedness for borrowed money of the Borrowers and their Subsidiaries and there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). The outstanding principal balance of the "Loans" made under the Original Credit Agreement and all accrued and unpaid interest thereon has been paid in full on the Effective Date.

     (k) Litigation; Adverse Effects.  Except as set forth in
Schedule 7.01-K attached hereto, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the U.S. Borrower or any of its Subsidiaries, threatened against VSI or FII (with respect to which the U.S. Borrower or any of its Subsidiaries may have successor liability), TFC, RHI, either Borrower or any Subsidiary of a Borrower or any of the Property (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Pro Forma or, after the Effective Date, the consolidated Financial Statements of the U.S. Borrower. None of TFC, RHI, either Borrower or any Subsidiary of a Borrower is (A) in violation of any applicable Requirements of Law which violation will result, or is reasonably likely to result, in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect.

     (l) No Material Adverse Effect. Since March 31, 1996, there has occurred no event with respect to either Borrower or any Affiliate of either Borrower which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

     (m) Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) the consolidated federal income tax returns of TFC for all tax periods prior to and including the taxable year ending June 30, 1991. All deficiencies which have been asserted against VSI or any of its Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in (i) VSI's consolidated Financial Statements heretofore delivered to the Administrative Agent and (ii) the U.S. Borrower's consolidated Financial Statements delivered to the Administrative Agent, in each instance, to the extent, if any, required by GAAP. Neither VSI nor either Borrower has taken any reporting positions for which it does not have a reasonable basis and does not anticipate any further material adverse tax liability with respect to the years which have not been closed pursuant to applicable law and which are not reserved in the Financial Statements described above in clauses (i) and (ii).

     (n) Payment of Taxes. All tax returns and reports of each of TFC, the Borrowers and their Subsidiaries (or the respective predecessors in interest of the U.S. Borrower and its Subsidiaries) required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.04 and (ii) non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. Neither Borrower has any knowledge of any proposed tax assessment against TFC, either Borrower or any Subsidiary of a Borrower (or the respective predecessors in interest of the U.S. Borrower and its Subsidiaries) that will, or is reasonably likely to, result in a Material Adverse Effect.

     (o) Performance. No Borrower, no Subsidiary of a Borrower, and no predecessor in interest of the U.S. Borrower or any of its Subsidiaries, has received any notice, citation, or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any Property of either Borrower or any Subsidiary of a Borrower is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not, or is not reasonably likely to, result in a Material Adverse Effect.

     (p) Disclosure. The representations and warranties of the Borrowers and their Subsidiaries contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither Borrower has intentionally withheld any fact from the Administrative Agent, the Issuing Banks or the Lenders in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

     (q) Requirements of Law. Each Borrower and each Subsidiary of a Borrower, respectively, is in compliance with all Requirements of Law applicable to it and its respective businesses, in each case where the failure to so comply individually or in the aggregate will, or is reason-ably likely to, result in a Material Adverse Effect.

     (r)  Environmental Matters.  (i) Except as disclosed on
Schedule 7.01-R attached hereto:



     (A) neither the U.S. Borrower nor any Domestic Subsidiary (or any of their respective predecessors in interest) has received any unresolved notice from any federal, state or local agency to the effect that its operations are not in compliance with any applicable Environmental, Health or Safety Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of a Contaminant into the environment;

     (B) to the knowledge of the U.S. Borrower, none of the U.S. Borrower, the Domestic Subsidiaries (or any of their respective predecessors in interest), or any of its their respective present or past Property or operations, are subject to or the subject of any judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement, or settlement respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law that the U.S. Borrower or Domestic Subsidiaries reasonably believe will result in a material expenditure of money;

     (C) none of the U.S. Borrower, any Domestic Subsidiary, or any of their respective predecessors in interest has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant where remedial action has not been conducted to the satisfaction of the appropriate Governmental Authority; or (II) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law where such violation has not been corrected to the satisfaction of the appropriate Governmental Authority;

     (D) none of the U.S. Borrower's or the Domestic Subsidiaries' present or past Property is listed or, to the knowledge of the U.S. Borrower, proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

     (E) to the knowledge of the U.S. Borrower, neither the U.S. Borrower nor any Domestic Subsidiary has any material contingent liability in connection with any Release or threatened Release of any Contaminants into the environment; and

     (F)  no Environmental Lien has attached to any Property.


     (ii) the U.S. Borrower and each Domestic Subsidiary are conducting and will continue to conduct their respective business and operations in an environmentally responsible manner in material compliance with Environmental, Health or Safety Requirements of Law, and the U.S. Borrower and its Subsidiaries, taken as a whole, have not been, and have no reason to believe that they will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in material cash expenditures by the U.S. Borrower and the Domestic Subsidiaries in the aggregate for the Fiscal Year ending June 30, 1997 in excess of the reserves established therefor.

     (s) ERISA. Neither Borrower and no Subsidiary of a Borrower contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan. No ERISA Event has occurred or is reasonably expected to occur that has resulted or is reasonably likely to result in a material liability of either Borrower or any Subsidiary of a Borrower. Schedule B (Actuarial Information) to the 1995 annual report (Form 5500 Series) for each Benefit Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Benefit Plan, and since the date of such Schedule B there has been no material adverse change in such funding status. Neither Borrower and no ERISA Affiliate has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan. Neither Borrower and no ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA. The aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Benefit Plans for which either Borrower is liable does not exceed $10,000,000.

     (t) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by a Borrower, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the U.S. Borrower, threatened against either Borrower, any Subsidiary of a Borrower or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

     (u) Labor Matters. Schedule 7.01-U accurately sets forth all labor contracts, other than national union agreements to which any Subsidiary of the U.S. Borrower domiciled in Europe is a party, to which either Borrower or any Subsidiary of a Borrower is a party on the date hereof and the expiration date of each such contract. There are no strikes, lockouts or other grievances relating to any collective bargaining or similar agreement to which either Borrower or any Subsidiary of a Borrower is a party.

     (v) Securities Activities. Neither Borrower and no Subsidiary of a Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (w) Solvency. After giving effect to the Loans to be made and Letters of Credit to be issued or continued on the Effective Date or such other date as Loans requested hereunder are made or Letters of Credit requested hereunder are issued, and the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, each Borrower and each Subsidiary of a Borrower is Solvent.

     (x) Patents, Trademarks, Permits, Etc.; Government Approvals. (i) Each Borrower and each Subsidiary of a Borrower, as applicable, owns, is licensed or otherwise has the lawful right to use, or has all Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes used in or necessary for the conduct of its respective business as currently conducted which are material to its condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on Schedule 7.01-X attached hereto, no claims are pending or, to the best of U.S. Borrower's knowledge following diligent inquiry, threatened that either Borrower or any Subsidiary of a Borrower is infringing or otherwise adversely affecting the rights of any Person with respect to such Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of either Borrower or any Subsidiary of a Borrower which will, or is reasonably likely to, result in a Material Adverse Effect.

     (ii) The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits or processes by either Borrower or any Subsidiary of a Borrower in any manner which will, or is reasonably likely to, result in a Material Adverse Effect.

     (y) Assets and Properties. Each Borrower and each Subsidiary of a Borrower has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 10.03. Substantially all of the assets and Property owned by, leased to, or used by the Borrowers and/or each Subsidiary of a Borrower in their respective businesses is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal opera-tions, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither this Agreement nor any other Loan Docu-ment, nor any transaction contemplated under any such agreement, will affect any right, title or interest of either Borrower or any Subsidiary of a Borrower in and to any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

     (z) Insurance. Schedule 7.01-Z attached hereto accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrowers and their Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder,
(iv) the policy or other identification number thereof, and (v) the expiration date thereof. The U.S. Borrower has delivered to the Administrative Agent copies of all such insurance policies. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.05 and are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrowers and their Subsidiaries.

     (aa) Asset Transfers. All conditions precedent to, and all consents necessary to the Transfer Documents' becoming effective, have been satisfied or delivered, or waived with the prior written consent of the Requisite Lenders, and no material breach of any term or provision of the Transfer Documents has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the effectiveness of the Transfer Documents.

     (bb) Pledge of Capital Stock. The grant and perfection of the security interest in the Capital Stock of the Subsidiaries of the U.S. Borrower constituting a portion of the Collateral for the benefit of the Holders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

                                  ARTICLE VIII
                              REPORTING COVENANTS

     The Borrowers covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give their prior written consent thereto:

     8.01. Financial Statements; Communications with Accountants. The U.S. Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated Financial Statements in conformity with GAAP and each of the Financial Statements described below shall be prepared from such system and records.

     (a) Monthly Financial Reports. The U.S. Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders (i) "flash reports" for each Operating Unit for each Fiscal Month ending in June, July or August of each Fiscal Year as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Month ending in June and thirty (30) days after the end of each such Fiscal Month ending in July or August, (ii) consolidated balance sheets of each Operating Unit and the related consolidated statements of income for each Fiscal Month, as soon as practicable, and in any event within (A) one hundred (100) days after the end of each Fiscal Month ending in June, (B) ninety (90) days after the end of each Fiscal Month ending in July, (C) seventy-five (75) days after each Fiscal Month ending in August, and (D) fifty-five (55) days after the end of each other Fiscal Month, in each case for the Fiscal Month then ending.

     (b) Quarterly Financial Reports. The U.S. Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders (i) consolidated and consolidating balance sheets of (A) TFC and its Subsidiaries, related consolidated and consolidating statements of income, and related consolidated statements of cash flow and stockholders' equity on a Fiscal Year to date basis, (B) RHI and its Subsidiaries, related consolidated and consolidating statements of income, and related consolidated statements of cash flow and stockholders' equity on a Fiscal Year to date basis, and (C) the U.S. Borrower and its Subsidiaries, related consolidated and consolidating statements of income, and related consolidated statements of cash flow and stockholders' equity on a Fiscal Year to date basis, and (ii) schedules of the Investments of each of TFC and RHI as of the end of the applicable Fiscal Quarter then ending, in each event as soon as practicable, and in any event (1) within fifty-five
(55) days after the end of each of the first three Fiscal Quarters in each Fiscal Year for the Fiscal Quarter then ending and (2) within one hundred
(100) days after the end of the fourth Fiscal Quarter in each Fiscal Year for the Fiscal Quarter then ending.

     (c) Annual Financial Statements. The U.S. Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders (i) for the Fiscal Year ending June 30, 1996, (A) consolidated and consolidating balance sheets of each of TFC and RHI and the related consolidated and consolidating statements of income and consolidated statements of stockholder's equity and cash flow and (B) unaudited pro forma combined and combining profit and loss statements including the operating income of each Operating Unit and schedules of depreciation and amortization, working capital account changes, and capital expenditures of each Operating Unit, and (ii) for each Fiscal Year ending after June 30, 1996,
(A) consolidated and consolidating balance sheets of each of TFC and its consolidated Subsidiaries, RHI and its consolidated Subsidiaries, and the U.S. Borrower and each of its consolidated Subsidiaries as at the end of such Fiscal Year and (B) the related consolidated and consolidating statements of income and consolidated statements of stockholder's equity and cash flow for such Fiscal Year, as soon as practicable and in any event within one hundred (100) days after the end of each Fiscal Year. The Financial Statements for Fiscal Years ending after June 30, 1997 and described in clause (ii) (A) above shall set forth, in comparative form, the consolidated figures for the previous Fiscal Year, all in reasonable detail. The consolidated Financial Statements of TFC, RHI and the U.S. Borrower shall be accompanied by a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing satisfactory to the Requisite Lenders, which report shall be unqualified and shall state that such consolidated financial statements present fairly the financial position of the applicable Persons, as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (or, in the event of a change in accounting principles, such accountants' concurrence with such change) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

     (d) An Officer's Certificate of TFC substantially in the form of Exhibit K attached hereto and made a part hereof shall accompany the Financial Statements referenced in clause (b) above and an Officer's Certificate of the U.S. Borrower substantially in the form of Exhibit K shall accompany the Financial Statements referenced in clauses (a) and (c) above certifying that such Financial Statements fairly present the financial position of the respective Operating Units or Persons, as applicable, as at the dates indicated and the results of their operations for the periods indicated in accordance with GAAP, subject to normal year end adjustments, and stating that the officer of the U.S. Borrower signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated financial condition of the Operating Units during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers or their Subsidiaries has/have taken, is/are taking and proposes/propose to take with respect thereto. The Financial Statements referenced in clause (b) above shall also be accompanied by a certificate (the "Compliance Certificate"), signed by the treasurer or vice president of the U.S. Borrower, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the provisions of
Article XI, including, without limitation, the amount of Capital Expenditures made, on a cumulative basis since the beginning of the respective Fiscal Year.

     (e) Other Financial Information. With reasonable promptness, the U.S. Borrower shall deliver such other information, reports, filings, projections, business plans and data with respect to the Borrowers and their Subsidiaries as from time to time may be reasonably requested by any Lender.

     (f) Communications with Accountants. The Borrowers authorize (i) the Administrative Agent and European Administrator, after giving the U.S. Borrower reasonable prior written notice of its intent to do so, to communicate directly with Borrowers' independent certified public accountants concerning the Financial Statements; provided that the U.S. Borrower is not precluded by the Administrative Agent or European Administrator from being present for such communication and (ii) such independent certified public accountants, upon the Administrative Agent's written request with a copy to Borrower, to provide to the Administrative Agent and/or European Administrator copies of any financial schedules prepared by such accountants for either Borrower or Subsidiaries of either Borrower.

     8.02. Events of Default. Promptly upon any of the chief executive officer, chief operating officer, or treasurer of the U.S. Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to a Borrower or any Subsidiary of a Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 12.01(e), or (c) of any condition or event which has resulted, or is reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Administrative Agent's interest in, the Collateral in any material respect, the U.S. Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the applicable Borrower or Subsidiary of a Borrower has taken, is taking and proposes to take with respect thereto.

     8.03. Lawsuits. Promptly upon the U.S. Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting either Borrower or any Subsidiary of a Borrower or any of the Property not previously disclosed pursuant to Section 7.01(k), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the U.S. Borrower's reasonable judgment, either Borrower and/or any Subsidiary of a Borrower to liability in an amount aggregating $5,000,000 or more (exclusive of claims covered by insurance policies of the U.S. Borrower and its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the U.S. Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. The U.S. Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered in accordance herewith and provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     8.04. Declaration of Dividends and Other Distributions; Intercompany Loans. Except with respect to the dividend in the amount of up to $125,000,000 to be made on the Capital Stock of the U.S. Borrower on the Effective Date, the U.S. Borrower shall provide to the Administrative Agent written notification (or telephonic notice promptly confirmed in writing) of each dividend or other distribution to be made on the Capital Stock of either Borrower no less than thirty (30) days prior to the payment date for such dividend or other distribution accompanied by a calculation of the Fixed Charge Coverage Ratio as of the end of the then most recent fiscal quarter as adjusted to give effect to such dividend or other distribution, resulting in such Fixed Charge Coverage Ratio being no less than 1.0 to 1.0. The U.S. Borrower shall provide to the Administrative Agent written notification (or telephonic notice promptly confirmed in writing) of each loan to be made by either Borrower to RHI no less than fourteen (14) days prior to the funding date for such loan accompanied by a calculation of the Fixed Charge Coverage Ratio as of the end of the then most recent fiscal quarter as adjusted to give effect to such loan, resulting in such Fixed Charge Coverage Ratio being no less than 1.0 to 1.0.

     8.05. TFC/RHI Liquidity. The U.S. Borrower shall deliver to the Administrative Agent and the Lenders, within ten (10) days after the end of each Fiscal Quarter, an Officer's Certificate in the form of Exhibit L attached hereto setting forth the calculation of the TFC/RHI Liquidity as of the end of such Fiscal Quarter.

     8.06. Environmental Notices. The U.S. Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon the U.S. Borrower's learning thereof, of any:


     (i) notice or claim to the effect that the U.S. Borrower or any Subsidiary of the U.S. Borrower is subject to investigation or may be subject to investigation or liable in an amount exceeding $2,000,000 to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

     (ii)  notice that any Property is subject to an Environmental Lien;
and

     (iii) notice to the U.S. Borrower or any Subsidiary of the U.S. Borrower of any material violation of any Environmental, Health or Safety Requirement of Law or the commencement or threat of any judicial or administrative proceeding alleging such a material violation by the U.S. Borrower or any Subsidiary of the U.S. Borrower.

Concurrently with the annual delivery to the independent accountants of the U.S. Borrower of a letter relating to financial exposure of the U.S. Borrower and its Subsidiaries with respect to Environmental Liabilities and Costs substantially in the form of that letter dated March 12, 1996 addressed to Arthur Andersen & Co., a copy of which has been delivered to the Administrative Agent prior to the Closing Date, the U.S. Borrower shall deliver a like letter addressed to the Administrative Agent;; provided, however, that in the event no such letter is provided to the independent accountants of the U.S. Borrower with respect to any given Fiscal Year, such letter shall be prepared with respect to such Fiscal Year and delivered to the Administrative Agent on October 31 of the calendar year in which such Fiscal Year ends.

     8.07. Other Reports. The U.S. Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all Financial Statements, reports and notices, if any, sent or made available generally by TFC, RHI, or the U.S. Borrower to its Securities holders or filed with the Commission and all press releases made available generally by TFC, RHI, the Borrowers or any Subsidiary of a Borrower to the public concerning material developments in the business of a Borrower or any Subsidiary of a Borrower, and all notifications received by the U.S. Borrower or any Subsidiary of the U.S. Borrower pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     8.08. Other Information. Promptly upon receiving a request therefor from the Administrative Agent or the Requisite Lenders, the U.S. Borrower shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrowers, any of their Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

     8.09. Borrowing Base Certificates. The U.S. Borrower shall prepare and deliver to the Administrative Agent and the Lenders a Borrowing Base Certificate dated as of the end of each Fiscal Month within fourteen (14) calendar days after the end of such Fiscal Month.

                                  ARTICLE IX
                             AFFIRMATIVE COVENANTS

     The U.S. Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     9.01. Corporate Existence, Etc. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to result in a Material Adverse Effect. The U.S. Borrower shall cause the U.K. Borrower to maintain a certificate relating to its trading operations in the International Financial Services Centre, Ireland, from the Minister of Finance in Ireland, pursuant to Section 39B of the Irish Finance Act of 1980, as inserted by Section 30 of the Irish Income Act of 1987.

     9.02. Corporate Powers; Conduct of Business. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing.

     9.03. Compliance with Laws, Etc. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, Property, assets or operations and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to result in a Material Adverse Effect.

     9.04. Payment of Taxes and Claims; Tax Consolidation. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.03) upon any Property or assets of a Borrower or such Subsidiary, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or Claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than TFC and its Subsidiaries).

     9.05. Insurance. The U.S. Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on
Schedule 7.01-Z or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with responsible and reputable insurance companies engaged in similar businesses and owning similar property in the same general geographic areas in which the Borrowers and/or their Subsidiaries operate. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance reasonably acceptable to the Administrative Agent, showing loss payable to the Administrative Agent, for the benefit of the Holders, and, if required by the Administrative Agent, naming the Administrative Agent as an additional insured under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Administrative Agent, contain an endorsement naming the Administrative Agent as an additional insured or mortgagee payee, as applicable, under such policy. Such endorsement or an independent instrument furnished to the Administrative Agent shall provide that the insurance companies will give the Administrative Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or canceled and that no act, whether willful or negligent, or default of either Borrower, any Subsidiary of a Borrower or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the U.S. Borrower or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

     9.06. Inspection of Property; Books and Records; Discussions. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect, whether by access to the U.S. Borrower's and its Subsidiaries' MIS or otherwise, any of the Property, to examine, audit, check and make copies of its respective financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, management personnel, and independent certified public accountants, all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of the Administrative Agent shall be at the U.S. Borrower's expense. The U.S. Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the U.S. Borrower, upon the Administrative Agent's request, shall, and shall cause each of its Subsidiaries to, turn over any such records to the Administrative Agent or its representatives; provided, however, that the U.S. Borrower may, in its discretion, retain copies of such records.

     9.07. Insurance and Condemnation Proceeds. (a) Direction to Insurers. The U.S. Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders. In no case shall such proceeds be payable to the U.S. Borrower or one or more of its Subsidiaries and the Administrative Agent.

     (b) Application of Proceeds. The Administrative Agent shall, upon receipt of such proceeds, apply all of the proceeds so received in repayment of the Obligations in the manner set forth in Section 4.01(b)(vi). Notwithstanding the foregoing, in the event proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies or business interruption insurance policies
(i) is less than $500,000 or (ii) constitutes Replacement Proceeds, the Administrative Agent shall, upon receipt of such proceeds, remit the amount so received to the U.S. Borrower or a Subsidiary of the U.S. Borrower, as applicable provided that there shall not then exist an Event of Default which is continuing unwaived.

     9.08. ERISA Compliance. The U.S. Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     9.09. Foreign Employee Benefit Plan Compliance. The U.S. Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

     9.10. Collection Accounts. Within one hundred twenty (120) days after the Closing Date (but in no event later than the date the initial Notice of Borrowing is delivered with respect to U.K. Borrower Loans), the U.K. Borrower shall, and shall cause each of the European Subsidiary Borrowers to, enter into Collection Account Agreements with respect to each of their respective depository accounts into which collections of Receivables and other proceeds of Collateral are deposited.

     9.11. Maintenance of Property. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of the U.S. Borrower's or its Subsidiaries' business.

     9.12. Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the U.S. Borrower or any Subsidiary of the U.S. Borrower, the U.S. Borrower shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

     9.13. Tax Allocation Agreement. The U.S. Borrower shall maintain or cause to be maintained, in full force and effect, the Tax Allocation Agreement, without amendment or modification unless consented to by the Requisite Lenders.

     9.14. Performance of Material Contracts. The U.S. Borrower shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each material Contractual Obligation to be performed or observed by it, maintain each such material Contractual Obligation in full force and effect, enforce each such material Contractual Obligation in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such material Contractual Obligation such demands and requests for information and reports or for action as the U.S. Borrower or such Subsidiary is entitled to make under such material Contractual Obligation.

     9.15. Further Assurances. Upon the request of the Administrative Agent, the U.S. Borrower shall, and shall cause the U.K. Borrower and each Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Holders, such other agreements, documents, and instruments which the Administrative Agent deems necessary or desirable, in form and substance satisfactory to the Administrative Agent, to enable the Administrative Agent to perfect, or maintain perfected, Liens in the Collateral. Within thirty (30) days after the Effective Date, the U.S. Borrower shall deliver to the Administrative Agent a commitment for mortgagee title insurance from a title insurer satisfactory to the Administrative Agent which commitment shall pertain to the Lien granted to the Administrative Agent against all Real Property which is part of the Collateral and provide insurance in an amount and subject only to such exceptions as are deemed reasonably acceptable to the Administrative Agent. The Borrowers hereby acknowledge and agree that the Appraised Value of such Real Property shall not be included in any determination of the U.S. Borrowing Base unless and until such title insurance commitment is delivered to the Administrative Agent as aforesaid and accepted thereby.

                                   ARTICLE X
                                NEGATIVE COVENANTS

     The U.S. Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     10.01. Indebtedness. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

     (a) the Obligations;

     (b) Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business;

     (c) Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the applicable Borrower or its Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

     (d) to the extent permitted by Article XI and in any event in an aggregate amount not to exceed $15,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness; provided, however, prior to incurring Capital Lease obligations owing to any one lessor or group of affiliated or related lessors or purchase money Indebtedness owing to any one holder or group of affiliated or related holders thereof, which in either case aggregate(s) more than $2,000,000, the U.S. Borrower shall obtain, or cause such Subsidiary to obtain, from such lessor(s) or holder(s) a duly executed intercreditor agreement in form and substance satisfactory to the Administrative Agent;

     (e) Indebtedness in respect of the Tax Allocation Agreement and taxes, assessments, governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 9.04;

     (f) Indebtedness, without duplication, constituting Accommodation Obligations permitted by Section 10.05;

     (g) Indebtedness arising from intercompany loans (i) from the U.S. Borrower to any of its Subsidiaries which is a Guarantor or from any such Subsidiary to the U.S. Borrower or any other such Subsidiary, (ii) from the U.K. Borrower to any of the European Subsidiary Borrower, (iii) from the U.K. Borrower to the U.S. Borrower in the amount of $1,450,000 evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, (iv) from RHI to the U.S. Borrower provided that such loans are subordinated to the payment and performance of the Obligations and are evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, and (v) in an aggregate amount outstanding at any time not to exceed $10,000,000 from the U.S. Borrower to any Subsidiary not described in clauses (i) through (iii) above or from any such Subsidiary to the U.S. Borrower;

     (h) Indebtedness in respect of profit sharing plans to the extent permitted under Section 10.04;

     (i) Indebtedness in respect of the Hedge Agreements in respect of interest rates or foreign exchange contracts containing terms reasonably acceptable to the Administrative Agent and purchased from a Lender, an Affiliate of a Lender or such other Person reasonably acceptable as a credit matter to the Administrative Agent;

     (j) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under
Section 10.02 and Contractual Obligations of a Borrower or any Subsidiary of a Borrower entered into in the ordinary course of its business;

     (k) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or a Potential Event of Default or any other breach hereunder, or bid or performance bonds, provided that the aggregate amount of all such Indebtedness does not exceed $2,000,000; and

     (l) in addition to the Indebtedness permitted by clauses (a) through (k) above, other unsecured Indebtedness in an aggregate amount which, when combined with outstanding Accommodation Obligations permitted under Section 10.05(d), does not exceed $10,000,000 outstanding.

     10.02. Sales of Assets. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired by it, or any income or profits therefrom, or enter into any agreement to do so, except:

     (a) the sale, assignment, transfer, lease, conveyance or other disposition of Property for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from such sale, assignment, transfer, lease, conveyance or other disposition shall be pledged or assigned to the Administrative Agent, for the benefit of the Holders, pursuant to an instrument in form and substance acceptable to the Administrative Agent and (ii) the Borrowers comply with the mandatory prepayment provisions set forth in Section 4.01(b) and the conditions to the release of Collateral described in Section 13.09(c);

     (b) the sale of Inventory in the ordinary course of a Borrower's and its Subsidiaries respective businesses;

     (c) the disposition of Equipment if such Equipment is traded in for credit against the purchase price of replacement Equipment or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement Equipment, is obsolete, or is no longer useful in the ordinary course of a Borrower's or a Subsidiary of a Borrower's business;

     (d) the sale of Investments in Cash Equivalents permitted pursuant to Section 10.04(a);

     (e)  the sale, lease, transfer or other disposition of Permitted
Dispositions;

     (f) the transfer of the Capital Stock of Convac Equipment for Semiconductor Technology, Ltd. (the name of which is changing to Fairchild Technologies UK, Ltd.) by Technologies to Banner Investments (U.K.) PLC for book value; and

     (g)  the transfer permitted pursuant to Section 10.09(c).

     10.03. Liens. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien or negative pledge on or with respect to any of their respective Property or assets except:

     (a)  Liens created pursuant to the Loan Documents;

     (b)  Permitted Existing Liens;

     (c)  Customary Permitted Liens;

     (d) Liens arising due to the creation of escrows of proceeds from any sale, assignment, lease, transfer or other disposition permitted under
Section 10.02; and

     (e)  Liens securing appeal bonds permitted under Section 10.01(k).

     10.04. Investments. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly make or own any Investment except:

     (a)  Investments in Cash Equivalents;

     (b) Permitted Existing Investments, in each case increased or decreased as required under GAAP as a result of annual adjustments made to Investments accounted for under the equity method;

     (c) Investments in the form of (i) advances to employees in the ordinary course of business for moving, relocation and travel expenses and
(ii) loans to employees in an aggregate amount not to exceed $250,000 at any time for any other purpose; provided that Investments described in clause (ii) shall be evidenced by a promissory note;

     (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement or composition of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (e) Investments by a Borrower in its Subsidiaries which, if in the form of intercompany loans, would be permitted under Section 10.01(g);

     (f) an Investment by the U.S. Borrower, VSI Holdings, Inc. or Technologies in connection with the acquisition of an additional fifteen percent (15%) of the issued and outstanding Capital Stock of Voi-Shan Diessel GmbH, a Subsidiary of Technologies; provided that a cash capital contribution is made to the U.S. Borrower in exchange for equity Securities of the U.S. Borrower of an existing class of Capital Stock and on terms and conditions satisfactory to the Administrative Agent;

     (g) Investments in the form of intercompany loans made by the U.S. Borrower or its Subsidiaries to RHI prior to the occurrence of an Event of Default or Potential Event of Default;

     (h) Investments in an aggregate amount not to exceed $5,000,000 made in connection with acquisitions of assets or equity Securities of any Person engaged in a business substantially similar to a business in which the U.S. Borrower and its Subsidiaries are engaged as of the Closing Date; provided that after giving effect to the making of such Investment, no Potential Event of Default or Event of Default would occur;

     (i) an Investment by Fairchild Germany, Inc. in connection with the acquisition of an additional ten percent (10%) of the issued and outstanding Capital Stock of Fairchild Technologies USA, Inc.; provided that a cash capital contribution is made to the U.S. Borrower in exchange for equity Securities of the U.S. Borrower of an existing class of Capital Stock and on terms and conditions satisfactory to the Administrative Agent and such cash is used to effect such Investment;

     (j) Investments in the form of notes or equity Securities payable to the U.S. Borrower or any of its Subsidiaries in connection with a Permitted Disposition or transaction permitted under Section 10.02(a); and

     (k)  Investments in an amount not to exceed $100,000     in the
aggregate in Subsidiaries of the U.S. Borrower formed after the Effective
Date.

In no event shall the U.S. Borrower or any of its Subsidiaries form, create or establish any additional Subsidiaries or become a general partner in any Person without the prior written consent of the Requisite Lenders other than in connection with the sale, lease, transfer or other disposition of Permitted Dispositions and subject to the limitations set forth in clause (k) above. No other provision of this Agreement shall be deemed to prohibit any Investment which is specifically permitted by this
Section 10.04.

     10.05. Accommodation Obligations. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

     (a) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of its business;

     (b) Permitted Existing Accommodation Obligations and any extensions, renewals or replacements thereof, provided that the aggregate Indebtedness under any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the applicable Borrower or Subsidiary than the terms of, the Permitted Existing Accommodation Obligation so extended, renewed or replaced;

     (c)  Accommodation Obligations arising under the Loan Documents;

     (d) Accommodation Obligations arising with respect to guarantees provided by banks organized under the laws of jurisdictions outside of the United States on behalf of Subsidiaries of the U.S. Borrower which are not Domestic Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding;

     (e) Accommodation Obligations arising with respect to appeal, bid or performance bonds otherwise permitted under this Agreement which bonds are supported by Letters of Credit issued under this Agreement;

     (f) Accommodation Obligations arising with respect to Indebtedness permitted under Section 10.01(j); and

      (g) in addition to the Accommodation Obligations permitted by clauses (a) through (f) above, other unsecured Accommodation Obligations in an aggregate amount which, when combined with outstanding Indebtedness permitted by Section 10.01(l), does not exceed $5,000,000 at any time outstanding.

     10.06. Restricted Junior Payments. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to declare or make any Restricted Junior Payment, except:

     (a) dividends or distributions to a Borrower on the Capital Stock of any of its Wholly-Owned Subsidiaries or to any of a Borrower's Wholly-Owned Subsidiaries from any other Wholly-Owned Subsidiary of such Borrower or any Subsidiary of such Borrower existing on the date of this Agreement; and

     (b) dividends or distributions by the U.S. Borrower to RHI on its Capital Stock

     (i)  in the amount of up to $125,000,000 on the Effective Date; and

     (ii) if the purpose thereof is to provide TFC with funds necessary to service Indebtedness (as defined in the 11 7/8% Senior Subordinated Debenture Indenture) of TFC, but only to the extent TFC does not have Cash, Cash Equivalents or readily marketable Securities available to provide funds to otherwise service such Indebtedness, after taking into account reasonable working capital needs of TFC and its Subsidiaries; provided that the exception set forth in this clause (b) shall not be effective if and to the extent and during the period that the holders of TFC's 13 1/8% Subordinated Debentures due 2006 have waived the benefits of
Section 4.05 of the Indenture dated as of March 13, 1986 pursuant to which such Debentures were issued and the holders of TFC's Intermediate Subordinated Debentures due 2001 have waived the benefits of Section 4.05 of the Indenture dated as of October 15, 1986 pursuant to which such Debentures were issued; and provided, further, that such exception shall be available in any event only so long as at least one of the Indentures described above remains in effect and continues to restrict TFC from permitting any of its Subsidiaries from entering into an agreement restricting the payment of dividends or the making of other distributions on any Subsidiary's Capital Stock which are necessary to service Indebtedness of TFC;

     (c) cancellations of intercompany Indebtedness which are treated as dividends.

Notwithstanding anything to the contrary contained herein, so long as a majority of the U.S. Borrower's common stock is owned by RHI, any payment of a dividend or other distribution with respect to the U.S. Borrower's Capital Stock shall be permitted hereunder only after a period of at least ninety (90) days has elapsed since the declaration of such dividend or other distribution by the U.S. Borrower's Board of Directors and provided that before and after giving effect to each such payment, the U.S. Borrower is Solvent.

     10.07. Conduct of Business; Accounting and Reporting Practices. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to
(a) engage in any business other than (i) the businesses engaged in by the U.S. Borrower and its Subsidiaries on the Effective Date and (ii) any business or activities which are substantially similar, related or incidental thereto or (b) change any of its or their accounting or financial reporting policies or practices from those in effect on the Closing Date.

     10.08. Transactions with Shareholders and Affiliates. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate on terms that are less favorable to a Borrower or such Subsidiary, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not an Affiliate. Nothing contained in this
Section 10.08 shall prohibit (a) any transaction expressly permitted by Sections 10.05 and 10.06; (b) increases in compensation and benefits for officers and employees of the U.S. Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the U.S. Borrower or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing;
(c) payment of customary directors' fees and indemnities; (d) performance of any obligations arising under the Transfer Documents or (e) performance of any obligations arising under the Tax Allocation Agreement.

     10.09. Restriction on Fundamental Changes. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or (b) convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired, except:

     (a)  the liquidation of Convac Dresden GmbH;

     (b) the liquidation or dissolution of Fairchild Fastener Group Ltd. and JJS Limited;

     (c) the transfer of the Capital Stock of Camloc (U.K.) Ltd. by Fairchild Fastener Group Ltd. to Banner Investments (U.K.) PLC;

     (d) the merger or liquidation of Convac France S.A. into Technologies;

     (e) the merger or liquidation of any Subsidiary of the U.S. Borrower with and into the U.S. Borrower or any Guarantor; and

     (f) the sale, lease, transfers or other dispositions described in Sections 10.02 (e) and (f).

     10.10. Sales and Leasebacks. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to become liable, directly, by assump-tion or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) which it or one of its Subsidiaries (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person, in either instance, in connection with such lease.

     10.11. Margin Regulations; Securities Laws. The U.S. Borrower shall not or permit any of its Subsidiaries to use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or for purposes other than those described in Section 2.04.

     10.12.  ERISA.  The U.S. Borrower shall not:

     (a) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

     (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

     (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of a Borrower or any ERISA Affiliate under Title IV of ERISA;

     (e) fail to make any contribution or payment to any Multiemployer Plan which a Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

     (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

     (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that a Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

     (h) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

     (i) fail, or permit any of its Subsidiaries or ERISA Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment if such event results, either singly or in the aggregate, after taking into account all other such events and any liabilities associated therewith, in an aggregate liability in excess of $2,000,000.

     10.13. Issuance of Equity Securities. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to issue any equity
Securities except equity Securities of the U.S. Borrower pursuant to Permitted Equity Securities Options and in connection with effecting the transfer of the Technologies Minority Interest.

      10.14. Organizational Documents; Material Contractual Obligations. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to amend, modify or otherwise change any of the terms or provisions in any of (a) their respective Organizational Documents as in effect on the Closing Date, except (i) with respect to which written notice shall have been provided to the Administrative Agent no less than ten (10) days prior to the effective date of any such amendment, modification or change and
(ii) if no Event of Default or Potential Event of Default would result therefrom or (b) Contractual Obligations evidencing any debt Securities or other material Contractual Obligations.

     10.15. Bank Accounts. The U.S. Borrower shall not and shall not permit any of its Subsidiaries to establish or maintain any Deposit Account into which collections of Receivables and proceeds of other Collateral are deposited other than those identified as existing on the Effective Date and disclosed on Schedule 10.15 attached hereto or which are established after the Effective Date with the prior written approval of the Administrative Agent and which, if collections of Receivables or proceeds of Collateral are deposited therein, are subject to Collection Account Agreements or other arrangements satisfactory to the Administrative Agent.

     10.16. Fiscal Year; Fiscal Months. The U.S. Borrower shall not and shall not permit any of its Subsidiaries (other than Banner Aerospace, Inc. in the event it becomes a Subsidiary) to change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on June 30 of each calendar year or to change the ending dates for any Fiscal Month.

                                    ARTICLE XI
                               FINANCIAL COVENANTS

     The U.S. Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):

     11.01.  Interest Coverage Ratio.  The U.S. Borrower and its
Subsidiaries shall have, as of the end of each Fiscal Quarter, an Interest Coverage Ratio of no less than 4.0 to 1.0.

     11.02. Fixed Charge Coverage Ratio. The U.S. Borrower and its Subsidiaries shall have, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio of no less than 1.0 to 1.0.

     11.03. Capital Expenditures. The U.S. Borrower and its Subsidiaries shall not make Capital Expenditures in any Fiscal Year, commencing with the Fiscal Year ending June 30, 1997, in excess of $12,000,000.

     11.04. Minimum Net Worth. The U.S. Borrower and its Subsidiaries shall have, as of the end of each Fiscal Quarter, a net worth of no less than $150,000,000.

For purposes of calculating EBITDA in determining compliance with Sections
11.01 and 11.02, EBITDA for the Fiscal Year ending June 30, 1996 shall be deemed to equal $14,000,000 and EBITDA for each fiscal quarter of the Fiscal Year ending June 30, 1996 shall be deemed to equal one-fourth (1/4) of $14,000,000, in each case, until the date on which the report of the U.S. Borrower's independent certified public accountants described in
Section 8.01(c) for such Fiscal Year is delivered to the Administrative Agent and for each such fiscal quarter shall equal one-fourth (1/4) of the EBITDA calculated based on such report thereafter.

                                  ARTICLE XII
                        EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     12.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

     (a) Failure to Make Payments When Due. Either Borrower shall fail to pay (i) when due any principal of any Loan or any Reimbursement Obligation for which it is obligated hereunder or (ii) within one (1) Business Day after the due date therefor, any other Obligation for which it is obligated.

     (b) Breach of Certain Covenants. The U.S. Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation under Sections 9.01, 9.02, 9.03, 9.04, 9.06, 9.10, 9.13 or 9.15, Article X
or Article XI.

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrowers to the Administrative Agent, European Agent, European Administrator, any Lender or any Issuing Bank herein or by either Borrower or any Subsidiary of a Borrower in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d) Other Defaults. Either Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in clauses (a), (b) or (c) of this Section 12.01) applicable thereto or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for fifteen (15) days after the occurrence thereof.

     (e) Default as to Other Indebtedness. The U.S. Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any other Indebtedness (other than an Obligation) of the Borrowers and their Subsidiaries aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by a Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against either Borrower, any Subsidiary of a Borrower, TFC or RHI and the petition shall not be (A) controverted within ten (10) days after the filing thereof and (B) dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of either Borrower, any Subsidiary of a Borrower, TFC or RHI in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

     (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over either Borrower, any Subsidiary of a Borrower, TFC or RHI or over all or a substantial part of the Property of any such Person shall be entered; or an interim receiver, trustee or other custodian of a Borrower, any Subsidiary of a Borrower, TFC, or RHI or of all or a substantial part of the Property of any such Person shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of a Borrower, any Subsidiary of a Borrower, TFC or RHI shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within thirty (30) days after entry, appointment or issuance.

     (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Either Borrower, any Subsidiary of a Borrower, TFC or RHI shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or equivalent) of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

     (h) Dissolution. Any order, judgment or decree shall be entered against either Borrower, any Subsidiary of a Borrower, TFC, or RHI decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or any such Person shall otherwise dissolve, be dissolved, or cease to exist except as specifically permitted by this Agreement.

     (i) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or either Borrower or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder or the Liens intended to be created thereby are, or a Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents.

     (j) Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against either Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $500,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $7,500,000, the entry thereof shall immediately constitute an Event of Default hereunder.

     (k) Termination Event. Any Termination Event occurs which could reasonably be expected to subject either Borrower or any ERISA Affiliate to liability in excess of $2,000,000, for which adequate reserves are not maintained.

     (l) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either Borrower or any ERISA Affiliate to liability in excess of $2,000,000, for which adequate reserves are not maintained.


     (m) Change in Control.  A Change of Control shall occur.

     (n) Material Adverse Effect. An event shall occur which results in a Material Adverse Effect.

     (o) TFC/RHI Liquidity. The TFC/RHI Liquidity shall be less than $15,000,000 at any time.

     (p) Public Debt Cross-Default. TFC shall fail to make any payment when due on any Indebtedness of TFC owing with respect to its (i) 12% Intermediate Subordinated Debentures due 2001, (ii) 13 1/8% Subordinated Debentures due 2006, or (iii) 13% Junior Subordinated Debentures due 2007; or RHI shall fail to make any payment when due on any Indebtedness of RHI with respect to the 11 7/8% Senior Subordinated Debentures due 1999; or any breach, default or event of default shall occur under any instrument, agreement or indenture pertaining to any Indebtedness of TFC or RHI described above, if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate (as distinguished from imposing a requirement to offer to purchase), or permit the holder(s) of such Indebtedness to accelerate (as distinguished from imposing a requirement to offer to purchase), the maturity of any such Indebtedness.

     (q) TFC. TFC shall (i) pay dividends on or redeem any of its shares of common stock or any Indebtedness prior to its stated maturity at any time when the TFC/RHI Liquidity is less than $20,000,000 or after giving effect to such dividend or redemption the TFC/RHI Liquidity would be less than $20,000,000 or (ii) permit any of its Subsidiaries (other than RHI and any of its Subsidiaries) to, directly or indirectly, make or own any Investment in any Person, or redeem or pay prior to the scheduled maturity thereof any of the Indebtedness of TFC referenced in clause (p) above, except:

     (A) Investments of TFC or any such Subsidiary in Cash Equivalents;

 (B) Investments of TFC or any such Subsidiary which represent defaulted or extended obligations previously contracted in the ordinary course of business thereof and payable on terms necessary to effectuate the collection thereof, in an amount not to exceed at any one time outstanding, in the aggregate for TFC and all of its Subsidiaries (other than RHI and any of its Subsidiaries) $20,000,000; provided that the amount of such Investments by TFC in any one obligor shall not exceed $10,000,000 in the aggregate at any one time outstanding;

 (C) Investments of TFC or any such Subsidiary arising from Indebtedness between TFC and its Subsidiaries;

 (D) Investments of TFC in the form of notes or other Securities taken by TFC in connection with sales of assets of TFC;

 (E) Investments in the Capital Stock or Indebtedness of RHI and other Persons identified on Schedule 12.01-Q;

 (F) Investments in an aggregate amount not to exceed $500,000 at any time, or $2,000,000 in the aggregate during the term of this Agreement, consisting of capital contributions made by TFC or its Subsidiaries to Wholly-Owned Subsidiaries of TFC formed after the Closing Date;

 (G) Investments made by virtue of the repurchase of any Indebtedness described in clause (p) above;

 (H) other Investments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement; provided, however, that in the event any Investment described in clauses (A), (D), (E), or (F) is sold, the $10,000,000 limitation set forth hereinabove shall be increased by the amount of such proceeds of sale up to a maximum increase to $15,000,000.


     An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 15.07.

      12.02.  Rights and Remedies.

     (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 12.01(f) or 12.01(g), the Lenders' respective obligations to make Loans under the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of accel-eration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the U.S. Borrower,
(i) declare that the Lenders' respective obligations to make Loans under the Commitments are terminated, whereupon such obligation of each such Lender to make any Loan hereunder and of each such Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.

     (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, the U.S. Borrower shall, promptly upon demand by the Administrative Agent, deliver to the Administrative Agent, Cash Collateral in such form as requested by the Administrative Agent for deposit in the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments, as the Administrative Agent may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

     (c) Rescission. If at any time after termination of the Lenders' obligations to make Loans under the Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15.07, then upon the written consent of the Requisite Lenders and written notice to the U.S. Borrower, the termination of the Lenders' respective obligations to make Loans under the Commitments and the respective Lenders' and Issuing Banks' obligations to participate in or issue Letters of Credit and/or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or Issuing Banks or any acceleration hereunder, even if the conditions set forth herein are met.

     (d) Enforcement. The Borrowers each acknowledge that in the event either Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the European Agent, the Issuing Banks and the Lenders; therefore, the Borrowers each agree that the Administrative Agent, the European Agent, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                   ARTICLE XIII
                         THE ADMINISTRATIVE AGENT AND EUROPEAN AGENT

     13.01. Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Administrative Agent of such Lender or such Issuing Bank under this Agreement and each U.K. Lender hereby designates and appoints Citibank London as the European Agent of such U.K. Lender, and each Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agent, and each U.K. Lender hereby irrevocably authorizes the European Agent, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent and the European Agent hereby agree to act in the aforesaid capacities on the express conditions contained in this Article XIII.

     (b) The provisions of this Article XIII are solely for the benefit of the Administrative Agent, the European Agent, the Lenders and Issuing Banks, and neither Borrower and no Subsidiary of a Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 13.07). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as Administrative Agent of the Lenders and the Issuing Banks and the European Agent shall act solely as European Agent of the U.K. Lenders and neither assumes nor shall be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for either Borrower or any Affiliate of either Borrower. The Administrative Agent and the European Agent may perform any of their respective duties hereunder, or under the other Loan Documents, by or through their respective agents or employees.

     13.02. Nature of Duties. Neither the Administrative Agent nor the European Agent shall have any duties or responsibilities other than those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent and European Agent shall be mechanical and administrative in nature. Neither the Administrative Agent nor the European Agent shall have by reason of this Agreement any fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent or the European Agent any obligations in respect of this Agreement or any of the other Loan Documents other than as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Affiliates in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and Guarantors initially and on a continuing basis, and neither the Administrative Agent nor the European Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms of this Agreement). If the Administrative Agent or the European Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent or European Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of
Article IV or Article V when due) or the other Loan Documents, neither the Administrative Agent nor the European Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent and the European Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, neither the Administrative Agent nor the European Agent shall be required to take any action which (i) the Administrative Agent or European Agent reasonably believes will expose it to personal liability unless the Administrative Agent or European Agent, as applicable, receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law.

     13.03. Rights, Exculpation, Etc. (a) Liabilities; Responsibilities. None of the Administrative Agent, the European Agent, any Affiliate of the Administrative Agent or European Agent, or any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. Neither the Administrative Agent nor the European Agent shall be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 4.02(b), and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. Neither the Administrative Agent nor the European Agent shall be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, valid-ity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of either Borrower or any of its Affiliates or the Guarantors. Neither the Administrative Agent nor the European Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents, or the financial condition of either Borrower or any of its Affiliates or the Guarantors, or the existence or possible existence of any Potential Event of Default or Event of Default.

     (b) Right to Request Instructions. The Administrative Agent and the European Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Administrative Agent or European Agent is permitted or required to take or to grant, and shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent or European Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against either the Administrative Agent or the European Agent as a result of the its acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

     13.04. Reliance. The Administrative Agent and the European Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

     13.05. Indemnification. To the extent that the Administrative Agent or European Agent is required to be reimbursed and indemnified by a Borrower but is not reimbursed and indemnified by such Borrower, the Lenders will reimburse and indemnify the Administrative Agent or European Agent, as applicable, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or European Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. The obligations of the Lenders under this Section 13.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

     13.06. Citicorp Individually. With respect to its Pro Rata Share and U.K. Loan Pro Rata Share of the Commitments hereunder, if any, and the Loans made by it, if any, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender or one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of their Affiliates as if it were not acting as the Administrative Agent pursuant hereto and as if Citibank London were not acting as the European Agent pursuant hereto.

     13.07. Successor Administrative and European Agents. (a) Resignation. The Administrative Agent and the European Agent may resign from the performance of all its respective functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the U.S. Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent or European Agent, as applicable, of appointment pursuant to this Section 13.07.

     (b) Appointment by Requisite Lenders. Upon any such notice of resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent or European Agent, as applicable, selected from among the Lenders which appointment shall be subject to the prior written approval of the U.S. Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

     (c) Appointment by Retiring Administrative Agent or European Agent. If a successor Administrative Agent or European Agent shall not have been appointed within the thirty (30) Business Day period provided in clause
(a) of this Section 13.07, the retiring Administrative Agent or European Agent, as applicable, with the consent of the U.S. Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent or European Agent who shall serve as such until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent or successor European Agent as provided above.

     (d) Rights of the Successor and Retiring Administrative Agents and Successor and Retiring European Agents. Upon the acceptance of any appointment as (i) Administrative Agent hereunder by a successor Administrative Agent or (ii) European Agent hereunder by a successor European Agent, such successor Administrative Agent or European Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or European Agent, and the retiring Administrative Agent or European Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent or any retiring European Agent's resignation hereunder as European Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or European Agent under this Agreement.

     13.08. Relations Among Lenders. Each Lender and each Issuing Bank agrees (except as provided in Section 15.05) that it will not take any legal action, nor institute any actions or proceedings, against either Borrower or any other obligor hereunder or under the other Loan Documents with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitments except in accordance with
Section 12.02(a).

     13.09. Concerning the Collateral and the Loan Documents. (a) Protective Advances. The Administrative Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations ("Protective Advances"). The Administrative Agent shall notify the U.S. Borrower and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The U.S. Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the U.S. Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date the U.S. Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the U.S. Borrower.

     (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Administrative Agent, the European Agent, or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent, the European Agent, or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections of the Obligations of the U.S. Borrower arising in connection with this Agreement and the Loan Documents or relating to the Collateral and act, through the European Agent if the Administrative Agent elects to do so, as the disbursing and collecting agent for the U.K. Lenders with respect to all payments and collections of the Obligations of the U.K. Borrower arising in connection with this Agreement and the Loan Documents or relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by a Borrower, any Subsidiary of a Borrower, or any Guarantor a party thereto;
(iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs the Lenders and the Issuing Banks to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Property at any time in the possession of such Lender or such Issuing Bank, including, without limitation, Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

     (c) Release of Collateral. (i) Each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Holders:

     (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

     (B) against any part of the Collateral sold or disposed of by a Borrower or any of its Subsidiaries, if such sale or disposition is per-mitted by Section 10.02 or is otherwise consented to by the Requisite Lenders, as certified to the Administrative Agent by the U.S. Borrower in an Officer's Certificate; and/or

     (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

     (ii) Each Lender and each Issuing Bank hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 13.09(c) promptly upon the effectiveness of any such release.

     13.10. Documentation Agent. The Documentation Agent, as such, shall have no duties or obligations whatsoever under this Agreement or any Loan Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Administrative Agent under this Article XIII.

                                 ARTICLE XIV
                             YIELD PROTECTION


     14.01. Taxes. (a) Payment of Taxes. Any and all payments by either Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 4.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or docu-mentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, the United Kingdom or The Republic of Ireland, (ii) the Governmental Authority of the juris-diction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deduc-tions, charges and withholdings being hereinafter referred to as "Taxes"). If either Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Administrative Agent, (x) the sum payable to such Lender, Issuing Bank, or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 14.01) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, each Borrower agrees to pay any present and future stamp and documentary taxes and any other excise and property taxes, charges and similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes ("Other Taxes").

     (b) Indemnification. The U.S. Borrower will indemnify each Lender, each Issuing Bank and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 14.01 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 14.01 submitted by it to the U.S. Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from the U.S. Borrower, to provide the U.S. Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 14.01 in respect of any payments under this Agreement or under the Notes.

     (c) Receipts. Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the U.S. Borrower, it will furnish to the Administrative Agent, at its address referred to in Section 15.08, the original or a certified copy of a receipt evidencing payment thereof.

     (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the U.S. Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 15.01 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)), (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)), or (III) due to such Lender's not being a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8 (or any successor or substitute form or forms)).

     (ii) Each Lender further agrees to deliver to the U.S. Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the U.S. Borrower and the Administrative Agent pursuant to this
Section 14.01(d). Each certificate required to be delivered pursuant to this Section 14.01(d)(ii) shall certify as to one of the following:

     (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

     (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 14.01(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the U.S. Borrower; or

     (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the U.S. Borrower.

Each Lender agrees to deliver to the U.S. Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the U.S. Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the U.S. Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.


     14.02. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any Person controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the U.S. Borrower shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such Person therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

     14.03. Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

     (a) does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or Eurocurrency Affiliate) to charges (other than taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make Eurocurrency Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurocurrency Rate Loans or Letters of Credit; or

     (b) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (other than reserves taken into account in calculating the Eurocurrency Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurocurrency Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments with respect to, or issuing or participating in, the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the U.S. Borrower shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurocurrency Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

     14.04. Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of or conversion into any Eurocurrency Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the U.S. Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

     (ii)  When notice is given by a Lender under Section 14.04(i),
(A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans and (B) if the affected Eurocurrency Rate Loan or Loans are then outstanding, the U.S. Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

    (iii) If at any time after a Lender gives notice under Section 14.04(i) such Lender determines that it may lawfully make Eurocurrency Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the U.S. Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

     14.05. Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 5.01, the U.S. Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans to the Borrowers but excluding any loss of Applicable Eurocurrency Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the U.S. Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurocurrency Interest Period does not commence after notice therefor is given pursuant to Section 5.01(c), including, without limitation, pursuant to Section 5.02(e), (ii) if for any reason any Eurocurrency Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 4.01) on a date which is not the last day of the applicable Eurocurrency Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.02(e), or (iv) as a consequence of any failure by the applicable Borrower to repay Eurocurrency Rate Loans made to it when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the U.S. Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

     14.06. Limitation on Additional Amounts Payable by the U.S. Borrower. Notwithstanding the provisions of Section 14.01(a), the U.S. Borrower shall not be required to pay any additional amounts hereunder to a Lender or Issuing Bank if (a) the obligation to pay such additional amounts would not have arisen but for a failure by the Lender or Issuing Bank to comply with the requirements described in Section 14.01 or (b) the Lender or Issuing Bank shall not have furnished the U.S. Borrower with such forms or shall not have taken such other action as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction (to the lowest applicable rate) of withholding of such United States federal income tax; provided, however, the U.S. Borrower's obligation to pay such additional amounts shall be reinstated upon receipt of such forms or evidence that action with respect to obtaining such exemption or reduction has been taken.

     14.07. Change in Lending Office. Any Lender claiming any additional amounts payable pursuant to Section 14.01 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the Domestic Lending Office designated by it for purposes of this Agreement to a Domestic Lending Office in another jurisdiction, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     14.08. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this agreement or any Note in any currency (the "first currency") into another currency (the "second currency"), the parties hereto agree, to the fullest extent permitted by law, that the Exchange Rate used shall be that determined on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the Obligation in respect of any sum due in a first currency shall, notwithstanding any judgment in a second currency, be discharged only to the extent that on the Business Day following receipt by any of the Administrative Agent, the European Agent, the European Administrative, any Lender or any Issuing Bank of any sum adjudged to be so due in the second currency, such Person may purchase the first currency with the second currency at the Exchange Rate determined on the date of such purchase; if the amount of the first currency so purchased is less than the sum originally due to such Person in the first currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the first currency so purchases exceeds the sum originally due to such Person in the first currency, such Person agrees to remit to the relevant Borrower such excess.

                                   ARTICLE XV
                                 MISCELLANEOUS

     15.01. Assignments and Participations. (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 15.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans and the Letters of Credit) in accordance with the provisions of this Section 15.01.

     (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each such assignment may be on a non-pro-rata basis, but shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement which are subject to such assignment and, in the case of a partial assignment to a Person which is not a Lender, shall be in a minimum principal amount aggregating $5,000,000, (ii) each such assignment shall be to an Eligible Assignee consented to by the Issuing Banks, which consent shall not be unreasonably withheld or delayed, (iii) the U.S. Borrower shall have the right to approve each such Eligible Assignee which is not an Affiliate of a Lender, which approval shall not be unreasonably withheld or delayed and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto), and (C) the applicable Borrower shall execute and deliver to the assignee thereunder one or more Notes, as applicable, evidencing its obligations to such assignee with respect to the Loans.

     (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 15.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and their respective Commitments, and the principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Administrative Agent, the European Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the U.S. Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,000 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the U.S. Borrower and the other Lenders.

     (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the European Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any Guarantor or all or a substantial portion of the Collateral except as provided in Section 13.09(c).

     (f) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold; provided, however, that each participant shall be the beneficiary of the provisions of Article XIV to the extent amounts payable thereunder do not exceed the amounts payable thereunder to the Lender from which such participation has been purchased.

     (g) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

     (h) Assignments by Citicorp. If Citicorp ceases to be a Lender under this Agreement by virtue of any assignment made pursuant to this
Section 15.01, then, as of the effective date of such cessation, Citibank's obligations to issue Letters of Credit pursuant to Section 3.01 shall terminate and Citibank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

     (i) Information Regarding the Borrowers. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.01, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or their Subsidiaries furnished to such Lender by the Administrative Agent or European Agent or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 15.20 the confidentiality of any confidential information described therein.

     15.02.  Expenses.

     (a) Generally. The U.S. Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's, European Agent's and European Administrator's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent, European Agent and European Administrator in connection with (i) the Administrative Agent's review and investigation of the Borrowers and their Affiliates and the Collateral in connection with the preparation, negotiation, and execution of the Loan Documents and the Administrative Agent's periodic reviews and audits of the Borrowers and Guarantors; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) and the other Loan Documents and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents and U.K. Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdic-tions); (iv) the ongoing administration of this Agreement, the other Loan Documents, the Loans, and the U.K. Loan Documents, including, without limitation, consultation with attorneys in connection therewith and with respect to the Administrative Agent's and the European Agent's rights and responsibilities under this Agreement and the other Loan Documents and the European Administrator's rights and responsibilities under the U.K. Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents or U.K. Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrowers, any of their Subsidiaries, this Agreement or any of the other Loan Documents, or any of the U.K. Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent, European Agent, or European Administrator is served or deposition or other proceeding in which the Administrative Agent, European Agent, or European Administrator is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrowers, any of their Subsidiaries, this Agreement or any of the other Loan Documents, or any of the U.K. Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents or U.K. Loan Documents and the preparation, negotiation, and execution of the same.

     (b) After Default. The U.S. Borrower further agrees to pay or reimburse the Administrative Agent, the European Agent, the European Administrator, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by any of them after the occurrence of an Event of Default (i) in enforcing any Loan Document or U.K. Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, com-plaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Borrowers or any of their Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

     15.03. Indemnity. The U.S. Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent, the European Agent, the European Administrator, and each and all of the Lenders and Issuing Banks and each of their respective officers, direc-tors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or U.K. Loan Documents, or any act, event or transaction related or attendant thereto or to the transfers evidenced by the Transfer Documents, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by any of the Loan Documents or U.K. Loan Documents, or (ii) any Liabilities and Costs relating to any violation by a Borrower, its Subsidiaries, or the Guarantors, or their respective predecessors-in-interest of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of a Borrower, its Subsidiaries, any Guarantor, or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective past, present or future Property of a Borrower, any of its Subsidiaries, or any Guarantor, the presence of asbestos-containing materials at any respective past, present or future Property of a Borrower, any of its Subsidiaries, or any Guarantor, or the Release or threatened Release of any Contaminant into the environment by a Borrower, its Subsidiaries, any Guarantor, or their respective predecessors-in-interest, or the Release or threatened Release of any Contaminant into the environment from or at any facility to which a Borrower, any of its Subsidiaries, or any Guarantor, or their respective predecessors-in-interest sent or directly arranged the transport of any Contaminant (collectively, the "Indemnified Matters"); provided, however, the U.S. Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction and (b) not to assert any claim against any of the Indemnified Parties on any theory of liability for special, indirect, consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations or any other matters governed by this Agreement and/or the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the U.S. Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Administrative Agent, Lenders and the Issuing Banks agree to notify the U.S. Borrower of the institution or assertion of any Indemnified Matter, but the parties hereto hereby agree that the failure to so notify the U.S. Borrower shall not release the U.S. Borrower from its obligations hereunder.

     15.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 8.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the U.S. Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in
Article IX, Article X, and Article XI, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the U.S. Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

     15.05. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by each Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of such Borrower against and on account of the Obligations of such Borrower to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in con-nection with this Agreement, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Article XII and even though such Obligations may be contingent or unmatured. Each Lender and each Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of a Borrower, any of its Subsidiaries, or a Guarantor now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of such Lender or Issuing Bank.

     15.06. Ratable Sharing. (a) Pre-Default. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 5.03 and Article XIV), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their U.S. Loan Pro Rata Shares or U.K. Loan Pro Rata Shares, as applicable, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Section 5.03 and Article XIV) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their U.S. Loan Pro Rata Shares or U.K. Loan Pro Rata Shares, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 15.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 15.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

     (b) Post-Default. The Lenders agree among themselves that, after the occurrence of an Event of Default and termination of the Commitments as provided in Section 12.02(a), if any Loans or Letters of Credit Obligations are then outstanding, the Lenders shall purchase and sell, as the case may be, without recourse or warranty, such undivided interests and participations (which shall be deemed to have been done simultaneously with the termination of the Commitments as provided in Section 12.02(a) and promptly evidenced by an Assignment and Acceptance) in the Loans and Letter of Credit Obligations then outstanding so that the principal portion of the Loans and Letter of Credit Obligations, and interest and fees related thereto, shall be allocated ratably among the Lenders based on the amounts of their respective Commitments.


     15.07. Amendments and Waivers. (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrowers. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by either Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to Lenders, Issuing Banks, and the Administrative Agent in Section 15.07(b), Section 15.07(c) and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Amendments, Consents and Waivers by Super- Majority Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the provisions of Section 4.01(b) of this Agreement shall be effective only by a written agreement signed by the Super-Majority Lenders.

     (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

 (i)  increase in the amount of any of the Commitments of such Lender,

 (ii) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to the Lenders or Issuing Banks (other than by the payment or prepayment thereof),

 (iii) postponement of the Revolving Credit Termination Date or any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to the Lenders or the Issuing Banks,

 (iv)  the orders of priority of applications set forth in Section 4.01,

 (v) change in the definitions of the U.S. Loan Commitments, U.K. Loan Commitments, or DM Subfacility,

 (vi) waiver of any of the conditions specified in Sections 6.01 or 6.02 or the covenant set forth in Section 9.15,

 (vii) release of any Guarantor or all or a substantial portion of the Collateral (except as provided in Section 13.09(c)),

 (viii) change in the (A) definitions of Requisite Lenders or Super-Majority Lenders or (B) the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action under this Agreement or the other Loan Documents,

 (ix)  amendment of Section 15.01 or this Section 15.07,

 (x) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower, and

 (xi)  waiver of any Event of Default described in Sections 12.01(a), (f),
(g), (h), and (n).

     (d) Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 15.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action; and the order of priority set forth in clauses (A) through (C) of Section 4.02(b) may be changed only with the prior written consent of the Administrative Agent. Notwithstanding anything herein to the contrary, in the event that a Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender shall be deemed to not have approved such amendment, modification, waiver or consent and the Administrative Agent shall thereupon determine whether the Lenders required above to take the requested action have approved the same within the required time and communicate such determination to the Borrowers and the Lenders.

     15.08. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XIII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

     15.09. Survival of Warranties and Agreements. All representations and warranties made herein and all covenants and other obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of either Borrower's or its Subsidiaries' Property.

     15.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     15.11. Marshalling; Payments Set Aside. None of the Administrative Agent, European Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of either Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     15.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     15.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     15.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15.15. Limitation of Liability. No claim may be made by either Borrower, any Lender, any Issuing Bank, the Administrative Agent, the European Agent or any other Person against the Administrative Agent, the European Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank, the Administrative Agent and the European Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     15.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of the Borrowers, or any interest therein, may not be assigned without the written consent of all Lenders.

     15.17.  Certain Consents and Waivers of the Borrowers.

     (a) Personal Jurisdiction. (i) EACH OF THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, THE LENDERS, THE ISSUING BANKS, THE U.S. BORROWER AND THE U.K. BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWER IRREVOCABLY DESIGNATES AND APPOINTS TFC, 110 EAST 59TH STREET, 30TH FLOOR, NEW YORK, NEW YORK 10022, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, THE LENDERS, THE ISSUING BANKS, THE U.S. BORROWER AND THE U.K. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (ii) EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST IT OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, ANY ISSUING BANK OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, ANY LENDER OR ANY ISSUING BANK TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, THE EUROPEAN AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

     (b) Service of Process. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR SUCH BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST EITHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

    (c) Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, EUROPEAN AGENT, LENDERS, ISSUING BANKS, AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY OF THE U.S. BORROWER, THE U.K. BORROWER, THE ADMINISTRATIVE AGENT, LENDERS, OR ISSUING BANKS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     15.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrowers, each Lender, each Issuing Bank, the European Agent, and the Administrative Agent on the Effective Date, whereupon the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement shall not constitute a novation. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

     15.19. Limitation on Agreements. All agreements between the Borrowers, the Administrative Agent, the European Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

     15.20. Confidentiality. Subject to Section 15.01(f), the Lenders and the Issuing Banks shall hold all nonpublic information obtained pur-suant to the requirements of this Agreement and identified as such by the U.S. Borrower in accordance with such Lender's or such Issuing Bank's cus-tomary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure (a) to its Affiliates or (b) as is reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 15.20. In no event shall any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender or any Issuing Bank and the Borrowers shall survive the execution of this Agreement.

     15.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and under-standings, written and oral, relating to the subject matter hereof.

     15.22. Advice of Counsel. Each Borrower and each Lender and Issuing Bank understand that the Administrative Agent's counsel represents only the Administrative Agent's and its Affiliates' interests and that the Borrowers, other Lenders and other Issuing Banks are advised to obtain their own counsel. Each Borrower represents and warrants to the Administrative Agent, the European Agent, and the other Holders that it has discussed this Agreement with its counsel.


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



BORROWERS: FAIRCHILD HOLDING CORP.

 By: Karen L. Schneckenburger
     Vice President and Treasurer


 KAYSEL

 By: Karen L. Schneckenburger
     Attorney


 Notice Address:

   300 West Service Road
   Chantilly, Virginia  20151
   Attn: Michael T. Alcox
   Telecopier No. (703) 478-5915 and
        Donald E. Miller
   Telecopier No. (703) 478-5775

 with a copy to:

   Cahill Gordon & Reindel
   Eighty Pine Street
   New York, New York  10005-1702
   Attn: James J. Clark
   Telecopier No. (212) 269-5420

ADMINISTRATIVE AGENT: CITICORP USA, INC., as Administrative Agent


By:  Marjorie Futornick
Title:  Vice President

 Notice Address:

   Citicorp USA, Inc.
   c/o Citicorp Securities, Inc.
   200 South Wacker Drive
   31st Floor
   Chicago, Illinois  60606
   Attn: Colin M. Cohen
   Telecopier No. (312) 993-1050

 with a copy to:

   Sidley & Austin
   One First National Plaza
   Chicago, Illinois  60603
   Attn: DeVerille A. Huston
   Telecopier No.  (312) 853-7036


ISSUING BANK: CITIBANK, N.A.


 By:  Marjorie Futornick
      Vice President

 Notice Address:

   Citibank, N.A.
   399 Park Avenue
   10th Floor, Zone 3
   New York, New York  10043
   Attn: Gail Rodriguez
   Telecopier No. (212) 793-4806

LENDERS: CITICORP USA, INC.


 By:  Marjorie Futornick
Title:  Vice President

 Notice Address:

   Citicorp USA, Inc.
   c/o Citicorp Securities, Inc.
   200 South Wacker Drive
   31st Floor
   Chicago, Illinois  60606
   Attn: Colin M. Cohen
   Telecopier No. (312) 993-1050


 Domestic Lending Office and Eurodollar
   Lending Office or Eurodollar Affiliate:

   Citicorp USA, Inc.
   c/o Citibank, N.A.
   399 Park Avenue
   10th Floor, Zone 3
   New York, New York  10043
   Attn: Gail Rodriguez
   Telecopier No. (212) 793-4806


 Pro Rata Share:               50.00%

 U.K. Loan Pro Rata Share:     0%

 U.K. Loan Commitment:        $0

 U.S. Loan Pro Rata Share:     50.00%

 U.S. Loan Commitment:        $26,000,000

NATIONSBANK, N.A.


By:  Michael R. Williams
Title:  Senior Vice President

 Notice Address
   and Domestic and Eurodollar
     Lending Office:

   NationsBank, N.A.
   6610 Rockledge Drive
   1st Floor
   Bethesda, Maryland 20817-1876
   Attn:  John Mindnich
   Telecopier No.  (301) 571-0719


 Pro Rata Share:           50.00%

 U.K. Loan Pro Rata Share:     0%

 U.K. Loan Commitment:        $0

 U.S. Loan Pro Rata Share:     50.00%

 U.S. Loan Commitment:        $26,000,000

EXHIBITS


Exhibit A  --   Form of Assignment and Acceptance

Exhibit B  --   Form of Borrowing Base Certificate

Exhibit C  --   Form of Collection Account Agreement (U.S.)

Exhibit D  --   Form of Collection Account Agreement (U.K.)

Exhibit E  --   Form of Notes

Exhibit F  --   Form of Notice of Borrowing

Exhibit G  --   Form of Notice of Conversion/Continuation

Exhibit H  --   Pro Forma Financial Statements

Exhibit I  --   Projections

Exhibit J  --   List of Closing Documents

Exhibit J-1 -   List of Supplemental Closing Documents for U.K.
                Borrower Loans

Exhibit K  --   Form of Officer's Certificate to Accompany Reports

Exhibit L  --   Form of TFC/RHI Liquidity Calculation

SCHEDULES

Schedule 1.01.1  -- Appraisals

Schedule 1.01.2  --   Domestic Subsidiaries

Schedule 1.01.3  --   Eligible Inventory Locations

Schedule 1.01.4  -- Receivables Which Are Not Eligible U.K. Receivables

Schedule 1.01.5  -- Receivables Which Are Not Eligible U.S. Receivables

Schedule 1.01.6  -- European Subsidiary Borrowers

Schedule 1.01.7  -- Fiscal Month End Dates

Schedule 1.01.8  --   Guarantors

Schedule 1.01.9  -- Permitted Dispositions

Schedule 1.01.10 --   Permitted Equity Securities Options

Schedule 1.01.11 --   Permitted Existing Accommodation
 Obligations

Schedule 1.01.12 --   Permitted Existing Indebtedness

Schedule 1.01.13 --   Permitted Existing Investments

Schedule 1.01.14 --   Permitted Existing Liens

Schedule 3.02    --   Existing Letters of Credit

Schedule 7.01-A   --   Organizational Documents

Schedule 7.01-C   --   Organizational Structure

Schedule 7.01-E   --   Governmental Consents

Schedule 7.01-K   --   Pending Actions

Schedule 7.01-R   --   Environmental Matters

Schedule 7.01-S   --   ERISA Matters

Schedule 7.01-U   --   Labor Contracts

Schedule 7.01-X   --   Patent, Trademark & Permit Claims Pending

Schedule 7.01-Z   --   Insurance Policies

Schedule 10.15    --   Collection Accounts

Schedule 12.01-Q  --   TFC Permitted Existing Investments